UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (AMENDMENT NO. )

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TELULAR CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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TELULAR CORPORATION
311 SOUTH WACKER DRIVE, SUITE 4300
CHICAGO, IL 60606

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD January 31, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Telular Corporation, a Delaware corporation ("Telular"), will be held on Tuesday, January 31, 2012, at 8:30 a.m. local time, in the Polywog Room of the Renaissance Vinoy located at 600 Snell Isle Blvd., St. Petersburg, FL 33704, for the purpose of considering and acting upon the following matters:

1.
To elect the six directors listed in this proxy statement to Telular's Board of Directors to serve until the next Annual Meeting of the Shareholders or until their successors have been duly elected and qualified.

2.	To approve the Third Amended and Restated 2008 Employee Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 400,000.

3.	To approve the Fourth Amended and Restated Non-Employee Director Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 40,000.

4.	To approve, by a non-binding advisory vote, the executive compensation of our executive officers as disclosed in this proxy.

5.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2012.

6.	Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

The matters set forth above are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Shareholders.

The Board of Directors has fixed the close of business on December 5, 2011, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment thereof. A list of such shareholders will be available for inspection at Telular's headquarters located at 311 South Wacker Drive, Suite 4300, Chicago, IL 60606 during ordinary business hours for the ten-day period prior to the Annual Meeting of Shareholders.

By Order of the Board of Directors

/s/ Betsy Bernard
Chairperson of the Board

Chicago, Illinois
December 20, 2011

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO VOTING BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

TELULAR CORPORATION
PROXY STATEMENT FOR 2012
ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited by the Board of Directors of Telular Corporation, a Delaware corporation, for use at Telular’s Annual Meeting of Shareholders to be held on Tuesday, January 31, 2012, at 8:30 a.m. local time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders (the “Notice”). The enclosed proxy, Proxy Statement and Notice will be made available to shareholders on or about December 20, 2011. The Annual Meeting will be held in the Polywog Room of the Renaissance Vinoy located at 600 Snell Isle Blvd., St. Petersburg, FL 33704. Telular’s principal executive offices are located at 311 South Wacker Drive, Suite 4300, Chicago, Illinois 60606. Telular’s telephone number at that address is (312) 379-8397.

Mailing and Electronic Notice

Mailing

Telular will mail the enclosed proxy card, Proxy Statement, annual report and the Annual Report filed with the SEC on Form 10-K (“proxy materials”) to its shareholders of record on or about December 20, 2011.  Shareholders of record will have the ability to vote electronically and view all proxy materials online at the www.proxyvote.com website.  A consent form will also be included in the mailing for any shareholders of record who wish to elect to receive all materials over the Internet next year.

Electronic Notice

Pursuant to the rules promulgated by the SEC, Telular has elected to provide access to all of the proxy materials to its beneficial owners over the Internet.  Accordingly, Telular will mail a Notice of Internet Availability of Proxy materials (“Notice of Internet Availability”) to its beneficial owners on December 20, 2011.

On the date of mailing of the Notice of Internet Availability, all beneficial owners will have the ability to access all of the proxy materials at the www.proxyvote.com website.  These proxy materials will be available free of charge.  The Notice of Internet Availability will identify the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where beneficial owners can request a paper or e-mail copy of the proxy materials; and instructions on how to vote by internet or in person.

Voting Rights and Solicitation of Proxies

Telular’s Common Stock is the only class of security entitled to vote at the Annual Meeting. As of the close of business on December 5, 2011, 15,180,504 shares of Telular’s Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held of record by such shareholder as of the close of business on December 5, 2011. Consequently, only shareholders of record at the close of business on December 5, 2011, are entitled to notice of, and to vote at, the Annual Meeting. All shares represented by valid proxies that are received prior to the Annual Meeting and are not subsequently revoked will be deemed present for quorum purposes and voted in accordance with the directions specified in the proxy. See Votes Required for a description of the treatment of proxies in which no directions are specified. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revocability of Proxies

Any shareholder who has executed and returned a proxy may revoke it at any time before the proxy is voted. The proxy may be revoked by filing with the Secretary of Telular at Telular’s principal executive office a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Quorum

Telular’s bylaws provide that the holders of fifty percent (50%) of Telular’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Election of Directors - Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total. In the event that no directions are specified, valid proxies that are not revoked will be voted FOR the nominees identified in this Proxy Statement.  Each of the nominees identified in this Proxy Statement has consented to being named in this Proxy Statement and to serve if elected. To the knowledge of Telular's Board of Directors, as of the date of this Proxy Statement, no nominee intends to decline service as a director or will prove unable to serve as a director.  The Board of Directors recommends that shareholders vote FOR the election of each director.

All other matters - All other matters require for approval the affirmative vote of a majority of those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting.  Abstentions will be counted as votes against approval.  Broker non-votes will be counted as neither votes for nor votes against approval.

Solicitation

Telular will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the Notice of Internet Availability, the proxy and any additional soliciting material furnished to shareholders. Soliciting material will be furnished to brokerage houses, fiduciaries, and custodians for forwarding to beneficial owners. Telular may reimburse such persons for their costs in forwarding the soliciting material. Directors, officers, employees or agents of Telular may supplement the original solicitation of proxies by mail through solicitation by telephone or other means. No additional compensation will be paid to these individuals for any such services. Telular may also employ a proxy solicitation service for a fee, if necessary.

Dissenters Rights

There are no rights of appraisal or similar dissenter’s rights to any matter to be acted upon pursuant to this proxy statement.

PROPOSAL 1

ELECTION OF DIRECTORS

Telular’s Board of Directors will consist of six directors to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. All nominees are currently members of Telular’s Board of Directors as of the meeting date. The Board is currently searching for a potential seventh director.

The Board of Directors believes that each nominee possesses the qualifications, knowledge, education, skills and character necessary for continued service on the Board of Directors.  Due to their knowledge of Telular and our industry, and by virtue of their past service on the Board of Directors, each nominee is familiar with our operations and industry.  For example, Messrs. Barker and Clucas have served on our board for at least seven years. In addition, due to their business backgrounds, each of the director nominees is familiar with the duties and responsibilities of serving as a director of a public company in our industry. For example, Messrs. Barker, Beatty, McCarthy and Ms. Bernard have extensive experience in the telecommunications and technology industries through their executive positions at companies such as Interlink Electronics, Focal Communications Corporation, General Electric and AT&T, respectively. Additionally, the nominees are experienced with the governance requirements applicable to publicly traded companies. For example, Mr. Barker was President of Saville Systems, Mr. Beatty was co-founder and the CFO of Focal Communications Corporation, Ms. Bernard was President of AT&T, and Mr. McCarthy served as Executive Vice President of Technology and Business Strategy at General Electric, all of which are public companies. In addition to those experiences, Mr. Clucas was an Audit & Business Advisory Partner for Arthur Andersen LLP and Mr. Jacobowitz is a Managing Director with Robotti & Company. In each of those capacities, Messrs. Clucas and Jacobowitz were or are extensively involved in managing or evaluating the operations of public companies.  As a result of such experiences and backgrounds, the Board of Directors believes that each nominee is qualified to serve on the Board of Directors and, if elected, will be capable of participating in a meaningful way in fulfilling the Board of Directors function of overseeing our operations

The nominees, and certain information about them as of December 5, 2011, are set forth below.

Lawrence S. Barker, age 59, joined Telular’s Board in 2004. He is the Chairman of the Nomination and Governance and also serves on the Audit Committee.

Mr. Barker has served as President and CEO for several technology companies over the past 15 years.  As President of Saville Systems and the ADC Software Group from December 1997 to April 2003, he led a group of 2000 employees and was responsible for a profitable organization with annual revenues exceeding $250 million serving global telecommunication companies. As Chairman and CEO of Visual Networks from April 2003 to April 2006, Mr. Barker led a NASDAQ listed company to 57% growth over his tenure, a return to profitability, achieved Sarbanes-Oxley compliance, and led a subsequent sale of the company to Danaher. From December 2007 to March 2010, Mr. Barker served as CEO of Aptela, a private telecommunication company where he directed the company to successive years of increased revenue, achieving Deloitte’s national “FAST Fifty” recognition for growth. In addition to leading and being responsible for the financial management of these organizations, Mr. Barker has executive level experience in sales and marketing management, product management, small business e-commerce, call and customer care centers, software development, strategy, and M&A.

Mr. Barker is a graduate of Augustana College in Rock Island, Illinois and serves as a member of its Board of Trustees.

Mr. Barker has served as a Director at Interlink Electronics, a public company, where he was on the Audit and Compensation committees and chaired the Nomination and Governance Committee.

Joseph A. Beatty, age 48, has served as President and CEO of Telular since January 1, 2008.  Prior to that, he was Executive Vice President since April 2007 and Chief Financial Officer and Secretary since May 2007.

From June 2003 until June 2006 he was President and Chief Executive Officer of Concourse Communications Group, a privately-held developer and operator of distributed antenna systems and airport Wi-Fi networks.  In June 2006, Concourse was sold to Boingo Wireless.  From March 2001 until June 2003, Mr. Beatty worked with private equity firm Cardinal Growth L.P. on various acquisition projects and also acted as part-time, Interim CFO for Novaxess B.V., a privately-held telecom services provider based in the Netherlands.  From November 1996 until February 2001, Mr. Beatty was a co-founder and the CFO of Focal Communications Corporation, a publicly-held telecom services provider. At the time of Mr. Beatty’s departure from Focal, the company had annualized revenue of $240 million and a market capitalization of approximately $780 million.  Earlier in his career, Mr. Beatty was a securities analyst and also held numerous technical management positions for a local telecom services provider.

Mr. Beatty earned a bachelor’s degree in electrical engineering from the University of Illinois and an MBA from the University of Chicago’s Booth School of Business.  He is also a Chartered Financial Analyst.

Mr. Beatty is Chairman of the board of trustees of Edward Health Services Corporation, a not-for-profit healthcare provider located in Naperville, Illinois, with approximately $500 million in annual net revenue.  He is also a director of EHSC Cayman Segregated Portfolio, its captive insurance subsidiary, domiciled in the Cayman Islands.

Betsy Bernard, age 56, has served as director of Telular since July 30, 2007.  She currently serves as the non-executive Chairperson of the Board, and she also currently serves on the Compensation Committee.

Ms. Bernard was President of AT&T from October 2002 until December 2003 where she led more than 50,000 employees with AT&T Business, then a nearly $27 billion organization serving four million business customers.  She was Chief Executive Officer at AT&T Consumer from 2001 – 2002, which served about 40 million consumers and contributed $11.5 billion to AT&T’s normalized revenue in 2002.  Previously, she was head of the consumer and small-business division as Executive Vice President – National Mass Markets at Qwest Communications from 2000 – 2001, and responsible for all retail markets at U S West as Executive Vice President – Retail from 1998 – 2000.  In addition to leading and being responsible for financial management of these organizations, Ms. Bernard has executive-level experience in brand management, marketing to individuals and small businesses, sales, customer care, operations, product management, electronic commerce, and acquisitions.

She earned her bachelor’s degree from St. Lawrence University, a master’s degree in business administration from Fairleigh Dickinson University, and an M.A. from Stanford University in the Sloan Fellow Program.

Ms. Bernard is also a director of two other public companies: Principal Financial Group and Zimmer Group.  She was also a director of the following other public companies at times during the past five years: BearingPoint, United Technologies Corporation and URS Corporation.

Brian J. Clucas, age 53, has served as director since October 2003. He has been the Chairman of the Audit Committee since joining the Telular Board, and has been a member of the Nominating and Governance Committee since it was formed in 2008.

Mr. Clucas is Vice President, Audit Services for Illinois Tool Works Inc., a position he has held since May 2002.  He leads a group of about 50 professionals located in the U.S., the U.K., Hong Kong and India. In this role he oversees operational audits, financial due diligence, and forensic investigations, as well as other duties.  From September 1994 to April 2002, Mr. Clucas was an Audit & Business Advisory Partner for Arthur Andersen LLP. Prior to that, Mr. Clucas held a variety of positions with Arthur Andersen LLP for the preceding 14 years. During his tenure at Arthur Andersen LLP he performed audits of multi-national manufacturing companies, led and participated in due diligence engagements and performed special investigations for his clients.  As a partner he was also a member of Arthur Andersen LLP’s Quality & Risk Management Group.

He earned a bachelor’s degree in business administration from Loyola University Chicago and is a Certified Public Accountant.

Jeffrey Jacobowitz, age 42, has served as director since February 2009.  He is a member of the Audit and Nominating and Governance Committees.

Mr. Jacobowitz is the founder and managing partner of Simcoe Partners, LP, an investment partnership formed in February 2003 to invest in publicly traded securities.  Mr. Jacobowitz is also a Managing Director with Robotti & Company LLC, a New York City based investment research boutique, where since June 2002 he has advised the firm’s institutional clients on public company investment opportunities.  From November 1999 until May 2002, Mr. Jacobowitz was a research analyst with Naples, Florida based Private Capital Management, an investment management firm.  From October 1996 until November 1999, Mr. Jacobowitz was a research analyst with Robotti & Company.  Prior to that Mr. Jacobowitz was a Senior Accountant with Deloitte & Touche LLP.

Mr. Jacobowitz is a graduate of the University of Maryland (UMBC) and is a Certified Public Accountant.

M. Brian McCarthy, age 59, has served as a director of Telular since July 30, 2007 and became Chair of the Compensation Committee in February 2009.  He also currently serves on the Audit Committee.

Mr. McCarthy is an investor in several technology start-ups and since 2008 has been Chairman and a management member of Trax Technologies, Inc.  Prior to that, Mr. McCarthy served as Executive Chairman of 180 Connect Inc.  Before that, he served as Executive Vice President of Technology and Business Strategy at General Electric and as President Enterprise Systems Division of GE.  Mr. McCarthy also served as Chief Executive Officer, Americas at Interlogix, Inc. for 6 years prior to its acquisition by General Electric in 2002.  Prior to Interlogix, Mr. McCarthy was Senior Executive Vice President for ADT Security Systems, a world leader in commercial and residential security monitoring, where for over 15 years he held progressively senior positions including Division President, Chief Marketing Officer, Chief Strategy Officer, and Vice President of Engineering, Manufacturing and Technology.

Mr. McCarthy earned a bachelor’s degree from Queen’s University and a master’s degree from Waterloo Graduate School of Engineering.  He is also an adjunct professor of international business at the WP Carey School of Business at Arizona State University.

Mr. McCarthy also currently serves as a director for Trax Technologies, Inc., InterAct911 Corp., SilkRoad Technology, Inc., and iControl Networks.

There are no family relationships among any officers and directors of Telular.

Board Committees and Meetings

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities concerning Telular’s financial reporting process and system of internal controls.  It also facilitates communication among the Audit Committee, the Board of Directors, the outside auditors and Telular  management.  The Board of Directors certifies that it has adopted a written charter for the Audit Committee. The Audit Committee reviews and reassesses the adequacy of the charter on an annual basis. The charter outlines the various duties and responsibilities of the Audit Committee and is available on Telular's website at www.telular.com.  The Audit Committee currently consists of Mr. Clucas, Committee Chairman, Mr. Barker, Mr. Jacobowitz and Mr. McCarthy, each of whom qualifies as an independent director, as that term is used in Exchange Act Rule 10A-3(b)(1) and in the NASDAQ listing standards. The Audit Committee met five times during the fiscal year ended September 30, 2011.  The Board of Directors has determined that Telular has at least one financial expert (Mr. Clucas), as defined by Item 407(d)(5) of Regulation S-K, serving on its Audit Committee. Telular certifies that it has, and will continue to have, at least one Audit Committee member who has past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background that evidences financial sophistication.

Compensation Committee

The Compensation Committee is responsible for establishing the compensation policy and specific compensation plans for the executive officers and directors of Telular.  This responsibility includes establishing performance targets and assessing the achievement of targets for incentive compensation. The Board of Directors certifies that it has adopted a written charter for the Compensation Committee and the Compensation Committee has reviewed and assessed the adequacy of the charter. The charter is available on Telular's website at www.telular.com.  The Compensation Committee utilizes compensation survey data from outside sources to determine appropriate compensation for Telular executives.  Management plays no role in the decision making process for CEO compensation.  The Compensation Committee has the sole authority to retain, at our expense, and terminate, any compensation consultant. Towers Watson helped Telular assess the appropriateness of the CEO’s recommendations for executive compensation to be paid to other executive officers during the most recently completed fiscal year. The Towers Watson firm does not provide any other services to Telular, and this independence was an important factor in the Compensation Committee’s selection of the Towers Watson firm. With respect to employees other than executive officers, the Compensation Committee reviews and approves management recommendations concerning employee stock options or other equity grants, and bonuses.  The Committee has delegated authority to management to grant up to 10,000 options to new employees, subject to notification of such grants at the next Compensation Committee meeting.  The Compensation Committee currently consists of Mr. McCarthy, Committee Chairman, Ms. Bernard, and Mr. Ford, each of whom is an independent director as defined in the NASDAQ listing standards. The Compensation Committee met four times during the fiscal year ended September 30, 2011.

Nominating and Governance Committee

The Nominating and Governance Committee identifies and recommends qualified individuals to become members of Telular’s Board of Directors when vacancies occur or if additional board expertise is required. In addition, the Nominating and Governance Committee oversees the major governance policies of Telular and evaluates the effectiveness of Director and Board performance.  The Board of Directors certifies that it has adopted a written charter for the Nominating and Governance Committee and that the Nominating and Governance Committee has reviewed and assessed the adequacy of the charter.  The Board of Directors has also established Corporate Governance Guidelines to demonstrate how Telular views the importance and scope of corporate governance.  Both the charter and the Corporate Governance Guidelines are available on Telular’s website at www.telular.com. In assessing potential director nominees, the committee will consider individuals who have demonstrated exceptional ability and judgment and who will be most effective, in conjunction with the other nominees and board members, in collectively serving the long-term interests of the stockholders.  The Nominating and Governance Committee also will consider any potential conflicts of interest.  All director nominees must possess a reputation for the highest personal and professional ethics, integrity and values.  In addition, nominees must also be willing to devote sufficient time and effort in carrying out their duties and responsibilities effectively and should be committed to serving on the board for an extended period of time.  The Nominating and Governance Committee evaluates director nominees on the same basis as shareholder nominees. The Committee identifies potential nominees by first determining those skills that are desirable in a new director such that the full board has a complete representation of key oversight skills. Once a target profile is created for the new director, existing directors compare it against the network of contacts they possess and, if insufficient candidates are identified, a search firm may be hired to source appropriate director candidates. The Nominating and Governance Committee recommends nominees to the board of directors each year for election as director at the annual meeting of stockholders.  The members of the Nominating and Governance Committee are, Mr. Barker, Committee Chairman, Mr. Clucas, Mr. Jacobowitz and Mr. Ford.  Each of the members of the Nominating and Governance Committee is an independent director as that term is used in the NASDAQ listing standards.  The Nominating and Governance Committee met three times during the fiscal year ended September 30, 2011.

Telular does not have a formal policy for the consideration of diversity in identifying nominees for director.  However, our Nominating and Governance Committee strives to achieve diversity in perspective, background and experience in the Board as a whole when identifying and selecting nominees for the Board.  On an annual basis, the Board assesses whether the mix of Board members is appropriate for Telular.

Shareholder Nominations to the Board of Directors

The Nominating and Governance Committee will consider persons recommended by shareholders in selecting nominees for election to the Board of Directors. Shareholders who wish to suggest qualified candidates should write to: Telular Corporation, 311 S. Wacker Drive, Suite 4300, Chicago, IL 60606, Attention: Lawrence S. Barker, Nominating and Governance Committee Chairman.  All recommendations should state in detail the qualification of such persons for consideration by the independent directors and should be accompanied by an indication of the person’s willingness to serve.

Board Meetings and Attendance

During the fiscal year ended September 30, 2011, the Board of Directors held 10 meetings. Each incumbent member of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period during which he was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he was a committee member. Each member of the Board of Directors attended last year’s Annual Meeting of Shareholders. Telular policy requires all of the current directors to make a best effort to attend the next Annual Meeting of Shareholders on January 31, 2012.

Leadership Structure of the Board
We separate the roles of CEO and Chairperson of the Board in recognition of the difference between the two roles.  Our CEO is responsible for setting our strategic priorities, in collaboration with the Board, representing Telular at public functions and focusing on the development and execution of our strategies on a day-to-day basis.  He is also responsible for our ongoing leadership and performance.  The Chairperson of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board, which is responsible for evaluating the performance of the CEO and our other executive officers.  She focuses on Board oversight responsibilities, strategic planning and mentoring company officers.

Risk Oversight
Our Board of Directors, as a whole, is ultimately responsible for the oversight of our risk management systems and processes.  The Board uses its committees to assist in its risk oversight function as follows:
•
The Audit Committee has responsibility for overseeing our financial controls and compliance activities and overseeing management’s processes of identifying and quantifying the material risks facing Telular. The Audit Committee regularly meets privately with representatives from Telular's independent registered public accounting firm and Telular's CFO.

•	Our Compensation Committee is responsible for oversight of risk associated with our compensation plans.
•	Our Nominating and Governance Committee is responsible for oversight of board processes and corporate governance related risks.
Our Board of Directors maintains overall responsibility for oversight regarding the work of its various committees by receiving regular reports from the Committee Chairs of the work performed by the various committees. In addition, discussions about Telular’s strategic plan, consolidated business results, capital structure, merger and acquisition-related activities and other business discussed with the Board of Directors include a discussion of the risks associated with the particular item under consideration. We believe that this risk oversight structure reinforces the validity of the separation of the Chairperson and the CEO positions in that it allows the Board to remain independent of the day to day risk management implemented by the CEO of Telular.

Shareholder Communications to the Board
Telular has a process in place to immediately forward all communications it receives that are addressed to its Board of Directors to its Chairperson (currently Ms. Bernard), who then distributes such communications to the other directors.  Shareholders who wish to communicate with the board may do so by mailing communications to Telular Corporation, 311 S. Wacker Drive, Suite 4300, Chicago, IL  60606, Attn: Ms. Betsy Bernard.

Director Independence
The Board of Directors has determined that during fiscal year 2011, Mr. Barker, Ms. Bernard, Mr. Clucas, Mr. Ford, Mr. Jacobowitz and Mr. McCarthy were independent as defined in Rule 5605(a)(2) of the NASDAQ listing standards (each, an “Independent Director”).  Furthermore, Mr. Clucas, Mr. Barker, Mr. Jacobowitz and Mr. McCarthy were determined to be independent as defined in Exchange Act Rule 10A-3(b)(1), in relation to their service on the Audit Committee.

Mr. Beatty is an employee of Telular and is therefore, not an Independent Director.

Director Compensation
Non-employee directors of Telular were compensated during fiscal 2011 for their service in the form of an annual cash retainer fee ($17,500), and cash meeting fees ($500, if participating by teleconferencing, and $1,000, if participating in person).  For fiscal year 2011, the base equity component of director compensation was made in the form of restricted stock units (“RSU’s”) as approved by the Compensation Committee and issued on February 1, 2011.  The value of the base equity award for fiscal 2011 was $35,000 for each non-employee director, with an incremental value of $5,000 for each of the committee chairmen, and an incremental $10,000 for the Chairperson of the Board. Additionally, each time Telular pays a dividend, each RSU is credited with a dividend equivalent unit (“DEU”). The number of DEU’s credited to the holders of RSU’s is based upon the number of RSU’s multiplied by the per share dividend rate divided by the average of the high and low of Telular’s common stock on the dividend payment date.

Telular paid a special $1.00 per share dividend on November 22, 2010. To compensate holders of stock options for the dilutive effect of the special dividend, the Compensation Committee approved a one-time bonus for all stock option holders on November 22, 2010. The amount of this bonus was based on the non-cash compensation that would have resulted had these options been repriced to take into effect the dilutive nature of the special dividend.. For directors and Telular executives, the bonus was paid 50% in cash and 50% in Telular common stock. The number of shares issued was based on the average of the high and low prices of Telular’s common stock on November 22, 2010. Total compensation of the one-time bonus for non-employee directors was $139,245.

All directors are reimbursed for reasonable expenses incurred in connection with their service such as travel costs to and from board meetings.

Directors of Telular who are employees of Telular did not receive an annual cash retainer or any meeting fees, for serving on the Board of Directors. However, they did participate in the one-time bonus paid to all stock option holders. Mr. Beatty is a director and employee of Telular as of the meeting date and therefore, neither received, nor will receive additional compensation for his service as a director.

The following table and footnotes provide information regarding the compensation paid to the non-employee members of the Board of Directors in fiscal year 2011.
	Annual
	Retainer	Meeting	Stock	All Other
	Fee	Fees	Awards (1)	Compensation (2)	Total
Name	($)	($)	($)	($)	($)

Lawrence S. Barker	$17,500	$11,500	$87,894	$32,670	$149,564
Betsy J. Bernard	$17,500	$11,000	$93,644	$12,546	$134,690
Brian J. Clucas	$17,500	$12,500	$93,352	$36,106	$159,458
Larry J. Ford	$17,500	$13,000	$94,001	$45,376	$169,877
Jeffrey Jacobowitz	$17,500	$13,000	$79,509	$-	$110,009
M. Brian McCarthy	$17,500	$13,000	$89,340	$12,546	$132,386

(1) The stock awards represent RSUs granted to the directors on February 2, 2011, and DEUs credited to the directors on Telular's dividend payment dates during fiscal 2011. The dollar value for the RSUs was calculated utilizing the grant date fair value as determined under FASB Accounting Standards Topic 718. Telular calculates the fair value of the RSU as the market value of Telular's common stock on the date the award was granted. The fair value of the DEUs were determined by calculating the dividend to be paid to the RSU holders divided by the average of the high and low of Telular's common stock on the dividend payable date. As of September 30, 2011, the following RSUs, including DEUs, and option awards were outstanding:
	RSU's	Options
Mr. Barker	46,055	65,578
Ms. Bernard	47,285	28,710
Mr. Clucas	50,772	76,178
Mr. Ford	55,080	86,178
Mr. Jacobowitz	42,549	-
Mr. McCarthy	47,307	28,710

(2) Telular paid a special $1.00 per share dividend on November 22, 2010. To compensate option holders for the dilutive effect of the special dividend, the Compensation Committee approved a one-time bonus for all option holders. The amount of the bonus was based on the non-cash compensation that would have resulted had these options been repriced to take into effect the dilutive nature of the special dividend. The bonus was paid 50% in cash and 50% in Telular common stock. The number of shares was based on the average of the high and low of Telular's common stock on November 22, 2010 of $5.155 per share. The table below shows the components of the bonus:

	Cash	Stock
	Paid	Issued	Total
Mr. Barker	$16,335	$16,335	$32,670
Ms. Bernard	$6,273	$6,273	$12,546
Mr. Clucas	$18,053	$18,053	$36,106
Mr. Ford	$22,688	$22,688	$45,376
Mr. McCarthy	$6,273	$6,273	$12,546

Mr. Jacobowitz does not hold any options and therefore was not awarded this bonus.

PROPOSAL 2

APPROVAL OF THE THIRD AMENDED AND RESTATED 2008 EMPLOYEE STOCK INCENTIVE PLAN

Approval of the Third Amended and Restated 2008 Employee Stock Incentive Plan (the“Plan”) and to increase the number of shares of common stock reserved for issuance under the plan by 400,000.

A copy of the Plan is attached to this Proxy Statement as Appendix A.

General

The Board of Directors of Telular has approved and adopted, pending shareholder approval, the Plan. Assuming shareholders vote in favor of the Plan, it shall become effective on January 31, 2012. Under the Plan, stock options and stock awards for up to 1,875,000 shares of Telular’s common stock may be issued to employees or consultants of Telular.  There are approximately 100 employees currently eligible to participate in the Plan.  All full time employees, including those employees who also serve as members of the Board, are eligible to participate in the Plan. We have not recently granted equity to consultants, and do not expect to do so in the near future.  This plan amends the Second Amended and Restated 2008 Employee Stock Incentive Plan (the “Current Plan”), which is still in effect and will continue to be active until the remaining shares authorized are exhausted.  At that point in time, Telular plans to begin issuing options under this Third Amended and Restated 2008 Employee Stock Incentive Plan.  The only material change to the Current Plan under this amendment is to increase the number of shares available under the Plan from 1,475,000 to 1,875,000.

There has been no determination of any future grants under this Plan.  For fiscal 2011, the following grants were made under the Current Plan:

Name and Position	Number of Stock Awards Granted
Joseph A. Beatty, President, Chief Executive Officer	40,830
Jonathan M. Charak, Senior Vice President, Chief Financial Officer and Secretary	17,483
George S. Brody, Senior Vice President	17,483
Robert L. Deering, Controller, Treasurer and Chief Accounting Officer	7,121
Executive Group, including named executive officers	136,623
Non-Employee Director Group	-
Non-Executive Employee Group	27,953

We expect that similar grants would have been made in 2011 if the amendments subject to shareholder approval had been in place.

SUMMARY OF THE PLAN

Purpose

The Plan enables employees and consultants of Telular to acquire or increase a proprietary interest in Telular, and thus to share in the future success of Telular's business. The Plan is designed to assist in the attraction and retention of employees of outstanding ability, and to increase the identity of interests between participants and Telular’s shareholders.

Number and Source of Shares Subject to the Plan

Telular may grant awards under the Plan up to but not more than 1,875,000 shares of common stock, which shares may be provided from Telular’s treasury, by the issuance of authorized but unissued shares, and/or by the purchase of outstanding shares in the open market or in private transactions.  The closing market price for Telular’s common stock was $7.20 per share on December 5, 2011.

Administration

The Compensation Committee shall have discretion to determine whether to grant or award options, stock appreciation rights, or any other equity-based incentives under the Plan, to select participants in the Plan, and to make decisions concerning the timing, pricing and the amount of grants or awards under the Plan.

TYPES OF AWARDS

Incentive Stock Options

The Plan provides for the issuance of incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price established by the Compensation Committee for an incentive stock option shall not be less than the fair market value of the common stock on the date the option is granted, except that in the case of an incentive stock option granted to a grantee who, on the date the option is granted, owns more than 10% of the total combined voting power of all classes of stock Telular (such a grantee, a Ten Percent Shareholder), the exercise price shall not be less than 110% of the fair market value of the common stock on the date the option is granted.

The term of each incentive stock option shall end on a date fixed by the Compensation Committee and set forth in the relevant option agreement; provided, however, that the term may not extend beyond 10 years from the date the option is granted. Moreover, in no event shall the term of an incentive stock option granted to a Ten Percent Shareholder exceed five years from the date the option is granted.

The recipient of an incentive stock option is not taxed when the incentive stock option is granted or when it is exercised, although, when an incentive stock option is exercised, the difference between the exercise price of the incentive stock option and the then-current fair market value of the common stock underlying the incentive stock option is treated as income for alternative minimum tax purposes. When the recipient later sells or otherwise disposes of the shares acquired upon exercise of the incentive stock option, the recipient generally pays taxes at capital gains rates on the difference between the exercise price of the incentive stock option and the sale price of the common stock underlying the incentive stock option. At no time can Telular take a business expense deduction for incentive stock options unless the recipient sells the shares underlying the incentive stock option in violation of certain holding period requirements (in which case the incentive stock option would be treated as a nonqualified stock option).

Nonqualified Stock Options

Any option not designated by the Compensation Committee as an incentive stock option shall constitute a nonqualified stock option within the meaning of Section 422(b) of the Code. The term of each nonqualified stock option shall end on a date fixed by the Compensation Committee and set forth in the relevant option agreement; provided, however, that the term may not extend beyond 10 years from the date the option is granted.

In no event may the exercise price for a nonqualified stock option be less than the par value of the common stock underlying the nonqualified stock option. Subject to the foregoing limitation, the exercise price for a nonqualified stock option shall be established by the Compensation Committee and set forth in the option agreement.

The recipient of a nonqualified stock option is not taxed when the nonqualified stock option is granted unless the option itself has a readily ascertainable market value or the recipient elects to pay income tax at that time. A recipient who is not taxed when the nonqualified stock option is granted generally is taxed at ordinary income rates, when the nonqualified stock option is exercised, on the difference between the exercise price of the nonqualified stock option and the then-current fair market value of the common stock underlying the nonqualified stock option. In addition, Telular can take a business-expense deduction for nonqualified stock options when the nonqualified stock options are exercised in an amount equal to the amount the recipient recognizes as ordinary income. When the recipient sells or otherwise disposes of the shares underlying the nonqualified stock option, the recipient generally pays taxes at capital gains rates on the difference between the sale price and the fair market value of the common stock underlying the nonqualified stock option at the time of exercise.

Stock Appreciation Rights

The Compensation Committee may, from time to time, grant stock appreciation rights either (1) in tandem with all or a portion of an option granted under the Plan, or (2) independent of any option granted under the Plan. A tandem right shall be exercisable only at such times, and to such extent, as the related option is exercisable. An independent right shall be exercisable at such time and to such extent as the Compensation Committee shall determine.

Any stock appreciation right shall permit the grantee to receive, upon exercise of the right, an amount (to be paid in cash, in shares of Telular’s common stock, or in both cash and shares of Telular’s common stock, as determined by Telular in its sole discretion at any time prior to or after exercise) equal to the difference between (1) the fair market value on the date of exercise of the shares with respect to which the right is exercised, and (2) either (i) the exercise price of the related option in the case of a right that is related to an option, or (ii) in the case of a right that is not related to any option, the fair market value of a share of Telular’s common stock as of the date the right was granted.

Performance Shares

The Compensation Committee may, from time to time, grant performance shares. A performance share shall entitle the grantee to receive, as soon as practicable after a payment date specified by the Compensation Committee at the time the performance share is granted, an amount equal to the excess (if any) between (1) the fair market value of a share of Telular’s common stock on the payment date, and (2) the fair market value of a share of Telular’s common stock on the date the performance share is granted. Unless the Compensation Committee provides otherwise at the time of grant, a grantee may receive payment only if the grantee remains continuously employed with Telular or a Subsidiary (as defined in the Plan) until the payment date.

Stock-Based Awards

The Compensation Committee may, from time to time, grant awards under the Plan that consist of, are denominated in or payable in, are valued in whole or in part by reference to, or otherwise are based on or related to, shares of Telular’s common stock, provided that such grants comply with applicable law. The Compensation Committee may subject such awards to such vesting or earnout provisions, restrictions on transfer, and/or other restrictions on incidents of ownership as the Compensation Committee may determine, provided that such restrictions are not inconsistent with the terms of the Plan. The Compensation Committee may grant awards under the Plan that require no payment of consideration by the grantee (other than services previously rendered or, to the extent permitted by applicable law, services to be rendered in the future), either on the date of the grant or the date one or more restrictions on the grant are removed.

Rights as Shareholders

No award shall confer upon a grantee any rights of a shareholder unless and until shares of common stock are actually issued to the grantee. Subject to any required approval by Telular’s shareholders, if Telular shall be a party to any merger, consolidation or reorganization in which shares of Telular’s common stock are changed or exchanged, a grantee holding an outstanding award shall be entitled to receive, upon the exercise of such award, the same consideration that a holder of shares of Telular’s common stock equal to the amount subject to the award would be entitled to receive pursuant to such merger, consolidation or reorganization.

Termination, Suspension or Modification of Plan

The Board of Directors may at any time terminate, suspend or modify the Plan, except that the Board of Directors shall not, without the approval of the holders of a majority of Telular’s outstanding shares of common stock present in person or represented by proxy and entitled to vote at a meeting of the stockholders of Telular duly called for such purpose or by the written consent of the holders of a majority of the outstanding shares of common stock entitled to vote: (a) change the class of persons eligible for awards; (b) change the exercise price or purchase price of awards (other than through adjustment for changes in capitalization); (c) increase the maximum duration of the Plan; (d) materially increase the benefits accruing to participants under the Plan; or (e) materially increase the number of securities that may be issued under the Plan. No termination, suspension, or modification of the Plan shall, without the grantee or beneficiary’s prior consent, adversely affect any right acquired by any grantee or by any beneficiary under the terms of any award granted before the date of such termination, suspension or modification. However, adjustments for changes in capitalization will be assumed not to adversely affect any of the rights described in the previous sentence.

PROPOSAL 3

APPROVAL OF THE FOURTH AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

Approval of the Fourth Amended and Restated Non-Employee Director Stock Incentive Plan (the “Director Plan”) and to increase the number of shares of common stock reserved for issuance under the plan by 40,000.

A copy of the Director Plan is attached to this Proxy Statement as Appendix B.

General

The Board of Directors of Telular has approved and adopted, pending shareholder approval, the Director Plan. Assuming shareholders vote in favor of the Director Plan, it shall become effective on January 31, 2012. Under the Director Plan, stock options and stock awards for up to 645,000 shares of Telular’s common stock may be issued to non-employee directors of Telular.  The only material change to the Director Plan under this amendment is to increase the number of shares available under the Director Plan from 605,000 to 645,000 shares.

We expect that similar grants would have been made in 2011 if the amendments subject to shareholder approval had been in place.

Under the Director Plan, only non-employee directors are automatically eligible for equity awards, and no grants have been made to executive or non-executive employees of Telular.  At any point in time during fiscal 2011, there were 6 non-employee directors who received a total of 90,245 shares granted under the Director Plan.

SUMMARY OF THE DIRECTOR PLAN

Purpose

The Director Plan enables non-employee directors of Telular to acquire or increase a proprietary interest in Telular, and thus to share in the future success of Telular’s business. The Director Plan is designed to assist in the attraction and retention of non-employee directors of outstanding ability, and to increase the identity of interests between non-employee directors and Telular’s shareholders.

Number and Source of Shares Subject to the Director Plan

Telular may grant awards under the Director Plan with respect to not more than 645,000 shares of common stock, which shares may be provided from Telular’s treasury, by the issuance of authorized but unissued shares, and/or by the purchase of outstanding shares in the open market or in private transactions.  The closing market price for Telular’s common stock was $7.20 per share on December 5, 2011.

Administration

The Compensation Committee shall have discretion to determine whether to grant or award options, stock appreciation rights, or any other equity-based incentives under the Director Plan, to select participants in the Director Plan, and to make decisions concerning the timing, pricing and the amount of grants or awards under the Director Plan.

TYPES OF AWARDS

Nonqualified Stock Options

Any stock option granted under this Director Plan shall constitute a nonqualified stock option within the meaning of Section 422(b) of the Code. The term of each nonqualified stock option shall end on a date fixed by the Compensation Committee and set forth in the relevant option agreement; provided, however, that the term may not extend beyond 10 years from the date the option is granted.

In no event may the exercise price for a nonqualified stock option be less than the par value of the common stock underlying the nonqualified stock option. Subject to the foregoing limitation, the exercise price for a nonqualified stock option shall be established by the Compensation Committee and set forth in the option agreement.

The recipient of a nonqualified stock option is not taxed when the nonqualified stock option is granted unless the option itself has a readily ascertainable market value or the recipient elects to pay income tax at that time. A recipient who is not taxed when the nonqualified stock option is granted generally is taxed at ordinary income rates, when the nonqualified stock option is exercised, on the difference between the exercise price of the nonqualified stock option and the then-current fair market value of the common stock underlying the nonqualified stock option. In addition, Telular can take a business-expense deduction for nonqualified stock options when the nonqualified stock options are exercised equal to the amount the recipient recognizes as ordinary income. When the recipient sells or otherwise disposes of the shares underlying the nonqualified stock option, the recipient generally pays taxes at capital gains rates on the difference between the sale price and the fair market value of the common stock underlying the nonqualified stock option at the time of exercise.

Other Stock Based Awards

The Compensation Committee may grant awards under the Director Plan that consist of, are denominated in or are payable in shares of Telular’s common stock, provided that such grants comply with applicable law. The Compensation Committee may subject such awards to vesting or earnout provisions, restrictions on transfer, and/or other restrictions on incidents of ownership as the Compensation Committee may determine, provided that such restrictions are not inconsistent with the terms of the Director Plan. The Compensation Committee may grant awards under the Director Plan that require no payment of consideration by the grantee (other than services previously rendered or, to the extent permitted by applicable law, services to be rendered in the future), either on the date of the grant or the date one or more restrictions on the grant are removed.

Rights as Shareholders

No award shall confer upon a grantee any rights of a shareholder unless and until shares of common stock are actually issued to the grantee. Subject to any required approval by Telular’s shareholders, if Telular shall be a party to any merger, consolidation or reorganization in which shares of Telular's common stock are changed or exchanged, a grantee holding an outstanding award shall be entitled to receive, upon the exercise of such award, the same consideration that a holder of shares of Telular’s common stock equal to the amount subject to the award would be entitled to receive pursuant to such merger, consolidation or reorganization.

Termination, Suspension or Modification of Director Plan

The Board of Directors may at any time terminate, suspend or modify the Director Plan, except that the Board of Directors shall not, without the approval of the holders of a majority of Telular’s outstanding shares of common stock present in person or represented by proxy and entitled to vote at a meeting of the stockholders of Telular duly called for such purpose or by the written consent of the holders of a majority of the outstanding shares of common stock entitled to vote: (a) change the class of persons eligible for awards; (b) change the exercise price or purchase price of awards (other than through adjustment for changes in capitalization); (c) increase the maximum duration of the Director Plan; (d) materially increase the benefits accruing to participants under the Director Plan; or (e) materially increase the number of securities that may be issued under the Director Plan. No termination, suspension, or modification of the Director Plan shall, without the grantee or beneficiary’s prior consent, adversely affect any right acquired by any grantee or by any beneficiary under the terms of any award granted before the date of such termination, suspension or modification. However, adjustments for changes in capitalization will be assumed not to adversely affect any of the rights described in the previous sentence.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”) requires public companies, including Telular, to permit their stockholders to cast a non-binding advisory vote on Telular's executive compensation, as disclosed pursuant to the SEC’s executive compensation disclosure rules.  At the 2011 annual meeting of shareholders, a plurality of Telular shareholders that voted on the matter recommended that Telular provide an annual advisory vote on its executive compensation. In light of that decision, the Board of Directors decided to conduct an annual advisory vote regarding the Telular’s executive compensation. The next advisory vote on executive compensation of Telular’s named executive officers will take place at Telular’s 2013 annual meeting of shareholders. Accordingly, we are providing our stockholders at the annual meeting with the opportunity to cast a non-binding advisory vote on the compensation of Telular’s named executive officers contained in this proxy statement through the following resolution:

“RESOLVED, that the holders of Telular’s common stock approve the compensation of Telular’s named executive officers, as disclosed in the proxy statement for Telular’s 2012 annual meeting of stockholders pursuant to the SEC’s executive compensation disclosure rules (which disclosure is comprised of the Compensation Discussion and Analysis, the report of the Compensation Committee, and the executive compensation tables and related footnotes and narrative).”

Because this vote is advisory, it will not be binding on our Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board.  However, we recognize that our stockholders have a fundamental interest in Telular’s executive compensation practices.  Thus, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

We believe that our executive compensation and compensation practices and policies are reasonable in comparison to our peer group of companies, are focused on aligning senior management and stockholder interests, are simple and quantifiable, and are necessary to attract, retain and motivate the executive team to support the attainment of our business strategy and operating imperative.  The Board of Directors believes that Telular’s commitment to these responsible compensation practices justifies a vote by the stockholders for the proposal above.

Our Board of Directors unanimously recommends a vote FOR approval of the compensation of Telular’s named executive officers, as disclosed in the proxy statement for Telular’s 2012 annual meeting of stockholders pursuant to the SEC’s executive compensation disclosure rules.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has approved Grant Thornton LLP of Chicago, Illinois as independent registered public accounting firm for the fiscal year ending September 30, 2012 (“fiscal year 2012”). The Board concurs with and requests shareholders to ratify this appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will consider this decision, although such reconsideration may not result in the appointment of a new independent registered public accounting firm in fiscal year 2012 or thereafter.

Independent Public Accountants

Telular appointed Grant Thornton as its independent public accounting firm for fiscal 2009, 2010 and 2011, and has not yet signed an agreement for auditing services for fiscal year 2012.  We do not expect a representative of Grant Thornton to be present at the Annual Meeting, so we do not expect them to have an opportunity to make a statement or address questions.

Audit and Non-Audit Fees

The following table presents fees for professional audit services agreed to by the Audit Committee and performed by Grant Thornton for the audit of Telular’s annual consolidated financial statements for fiscal 2011 and 2010, as well as for the review of Telular’s interim consolidated financial statements for each quarter in fiscal 2011 and 2010 and for all other services performed in fiscal 2011 and 2010.

	Year Ended September 30,
	2011		2010

Audit Fees	$248,597	(1)	$232,949	(2)
Audit -Related Fees	4,695	(3)	8,601	(4)

Total	$253,292		$241,550

(1) Audit fees included quarterly reviews of Telular's financial statements, consents issued in connection with Telular's S-3 and S-8 filings and audit work performed on the opening balance sheet of the SMARTank business unit.
(2) Audit fees included quarterly reviews of Telular's financial statements and consents issued in connection with Telular's S-8 filings.
(3) Audit-Related fees include work related to restricted stock unit modifications and SEC comment letter response.
(4) Audit-Related fees include work related to restricted stock unit modifications.

The Audit Committee’s current practice on pre-approval of services performed by the independent registered public accountants is to approve annually all audit services and, on a case-by-case basis, recurring permissible non-audit services to be provided by the independent registered public accountants during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the independent registered public accountants’ independence.  For fiscal 2011 and 2010, all audit fees paid to Telular’s independent auditor have been approved by the Audit Committee.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 5, 2011 with respect to ownership of Telular’s Common Stock as of December 5, 2011, (i) by each person who is known by Telular to own beneficially more than 5% of the shares of Telular’s Common Stock outstanding as of December 5, 2011, (ii) by each director of Telular, (iii) by each individual serving as Telular’s chief executive officer, or in a similar capacity, during the fiscal year ended September 30, 2011 (the CEO), (iv) by each of Telular’s four most highly compensated executive officers who served as executive officers of Telular during the fiscal year ended September 30, 2011 (together with the CEO, the Named Executive Officers), and (v) by all directors of Telular and Named Executive Officers as a group. Unless indicated otherwise, the table includes all of the shares of Common Stock that the persons identified may acquire within 60 days of December 5, 2011.  Common Stock is Telular’s only outstanding class of equity security.

				Number of
	Number of		Number of	Shares	Number of	Total
	Shares		Shares	Underlying	Shares	Shares
	Beneficially		Underlying	Stock	Underlying	Beneficially
Name of Beneficial Owner	Owned		Options	Awards	Warrants	Owned		Percent

5% Stockholders
Dimension Fund Advisors	1,101,365		-	-	-	1,101,365		7.3%
6300 Bee Cave Road, Building One
Austin, TX 78746

Directors and Named Executive Officers
Larry J. Ford (1)	22,211		86,178	55,934	-	164,323		1.1%
Brian J. Clucas (1)	8,150		76,178	51,559	-	135,887		*
Lawrence S. Barker (1)	9,696		65,578	46,769	-	122,043		*
Betsy J. Bernard (1)	22,788		28,710	48,018	-	99,516		*
Jeffrey Jacobowitz (1) (3)	530,600		-	43,209	-	573,809	(3)	3.8%
M. Brian McCarthy (1)	2,688		28,710	48,041	-	79,439		*
Joseph A. Beatty (1) (2)	74,359		589,167	-	-	663,526		4.4%
Jonathan M. Charak (2)	40,981		187,583	-	-	228,564		1.5%
George S. Brody (2)	46,138		159,583	-	-	205,721		1.4%
Robert L. Deering (2)	48,392	(4)	53,334	-	-	101,726		*

All Directors and Named Executive Officers as a group (10 Persons)	806,003		1,275,021	293,530	-	2,374,554		15.64%

* Less than one percent

(1) The individual is a director of Telular.
(2) The individual is a Named Executive Officer of Telular.
(3)
Jeffrey Jacobowitz, the manager of Simoce Management LLC, may be deemed to beneficially own the 400,000 shares of common stock owned by Simcoe Partners, LP ("Simcoe") and 130,600 shares of common stock over which he has shared voting and dispositive power with his wife, Elisheva Jacobowitz. Each of Simcoe, Simcoe Management LLC and Jeffrey Jacobowitz may be deemed to have sole voting and dispositive power over the 400,000 shares of of common stock reported as beneficially owned by such persons by virtue of each person's relationship to the other. Except to the extent expressly stated herein, each of Simcoe, Simcoe Management LLC, Jeffrey Jacobowitz and Elisheva Jacobowitz disclaims beneficial ownership of common stock beneficially owned by each other, in each case, except  to the extent that they have a pecuniary interets in such shares.

(4)
Total shares reported as beneficially owned by Robert L. Deering includes 233 shares purchased by his son.  Robert L. Deering disclaims  beneficial ownership of all securities beneficially owned or deemed to be beneficially owned directly or indirectly by his son.

Compensation Discussion and Analysis

The objectives of Telular’s compensation program for its executive officers are:

•	To offer compensation that attracts and retains high-caliber executives.
•	To provide near-term, cash incentives so that executives are mindful of attaining near-term objectives.
•	To provide long-term, equity-linked incentives so that strategic decisions are made that position Telular for long-term growth.

The Compensation Committee considers risk issues when establishing and administering our compensation programs for executive officers and other key personnel. The compensation program is designed to reward:

•	Delivery of shareholder total return over the intermediate and long-term.
•	The achievement of annual financial performance measures.
•	Effective leadership of the employee team.
•	Accomplishment of near-term goals that represent milestones toward implementation of Telular's long-term strategy.

The Compensation Committee has reviewed our compensation policies and practices for our employees and has concluded that the risks arising from those policies and practices are not reasonably likely to have a material adverse effect on us.

When setting compensation for fiscal 2011 and in determining compensation policies, the Compensation Committee took into account the results of the shareholder advisory votes on executive compensation that took place in February 2011. In those votes, which were advisory and not binding, our shareholders approved the compensation of our Named Executive Officers as disclosed in the proxy statement for the 2011 Annual Meeting of Shareholders. The Committee believes that the results of these advisory votes, especially the strong support (approximately 98% of the votes cast) for approval of last year’s compensation disclosures, is evidence that Telular’s compensation policies and procedures are effective and supported by shareholders.

Compensation Program Elements

Base Salary

A competitive base salary is necessary to attract highly competent executives to Telular.  The Compensation Committee seeks to offer a base salary that is competitive with similarly situated, public companies.  In determining an appropriate salary for its named executive officers for fiscal year 2011, the Compensation Committee commissioned a compensation assessment with a third party, Towers Watson, to determine appropriate levels of executive compensation for base salary, as well as for short-term and long-term bonus compensation.  This analysis selected 19 public companies, Digi International Inc., Westell Technologies, Inc., Neutral Tandem, Inc., PCTEL, Inc., Numerex Corp., Communications Systems Inc., inContact, Inc., Keynote Systems Inc., Iridium Communications Inc., XETA Technologies Inc., XATA Corp., 8x8 Inc., Fiber Tower Corporation, KIT digital, Inc., Tollgrade Communications Inc., WidePoint Corp., Evolving Systems Inc., Zix Corp. and ORBCOMM, Inc., from technology or telecommunications industries to be used as a benchmark against current compensation levels for Telular executives.  Recommendations were made to set compensation for Telular’s executives at the 50th percentile of this peer group.  The Compensation Committee was adjusted base salaries to be within a reasonable range of the recommendation provided by this analysis.

Cash Incentive Bonuses

Telular believes cash bonuses are an appropriate motivator for executives to reach near-term performance goals.  While Telular’s primary goal is to create strong total return for shareholders over the long-term, Telular believes it is also necessary to provide executives with an incentive to reach measurable, fundamental milestones along the way.  Telular utilized the same compensation analysis described above in Base Salary to determine the target, incentive compensation for its named executive officers (expressed as a percentage of base salary).  Target bonus amounts were increased over the previous year for some of the named executive officers as a result of the compensation analysis.

Annual Bonus Plan – All executives and other employees participate in an Annual Bonus Plan which rewards participants for the achievements of near-term performance goals achieved both by Telular (“Telular Performance”) and each employee individually (“Individual Performance”).

For all employees in fiscal year 2011, the Telular Performance portion of the plan included a component that was determined based on a comparison of Adjusted EBITDA versus a budgeted target at the beginning of the fiscal year (“Adjusted EBITDA Component”).  Adjusted EBITDA is calculated by adding depreciation, amortization and non-cash compensation to operating income.  We use Adjusted EBITDA as a measure of our operating performance, and accordingly, believe that it is appropriate to use Adjusted EBITDA for the purposes of our executive compensation programs. The percentage of Telular Performance that gets paid is the same as the percentage of the target that was achieved.  However, Telular Performance does have a minimum payout threshold of 85% of the targeted amount and an accelerated percentage payout if actual amounts exceed 115% of targeted amounts.

For executives only, Telular Performance also included a component for total strategic revenues versus a budgeted target (“Revenue Component”) with an 85% minimum threshold and accelerated payouts at 115%, as well as a component for total strategic unit sales versus a budgeted target (“Units Sold Component”) with an 80% minimum threshold and accelerated payouts at 120%.  Strategic revenues and units sold relate specifically to the revenues generated and units sold under the Telguard and TankLink lines of business.

For executives only, the total payout under the Annual Bonus Plan was based upon the following pro-rata portions of the following components:

•	40% - Telular Performance – Adjusted EBITDA Component

•	20% - Telular Performance – Strategic Revenue Component

•	20% - Telular Performance – Units Sold Component

•	20% - Individual Performance

For all other employees, 50% of the total payout was determined by results of the Adjusted EBITDA Component of Telular Performance and the other 50% was determined by Individual Performance.  The Compensation Committee determined that executives should have an even greater focus on Telular Performance than other employees, as that is a critical factor in increasing long-term shareholder value.

For fiscal year 2011, the targeted Adjusted EBITDA Component was $9.5 million, and the actual Adjusted EBITDA Component was $9.8 million, resulting in an achievement of 103.8% of the budgeted amount.  Additionally, the budgeted strategic revenue and actual strategic revenue for fiscal 2011 was $48.9 million and $47.3 million, respectively, resulting in an achievement of 96.6% of the budgeted amount, and budgeted and actual strategic unit sales for fiscal 2011 were 83,400 and 73,300, respectively, resulting in an achievement of 87.9%.  Based on these results, all employees, including executives, were paid 103.8% of the portion of their bonus related to Adjusted EBITDA, and executives were also paid 96.6% and 87.9% of the portion of their bonus related to the Revenue Component and Units Sold Component, respectively.

For all employees, payment related to Individual Performance results from an annual employee review, which is written by the employee’s supervisor and evaluates the employee’s individual performance (“Individual Performance”) in areas such as technical skills, communication skills, quality of work performed, quantity of work performed, and the ability to manage other employees.  All employees received a written review after the conclusion of the fiscal year and that evaluation determined what, if any, payment was made under the Annual Bonus Plan as well as determining what, if any, increase was made in the employee’s base salary.  The Board of Directors performed the written evaluation of the CEO.  Through the written review, all employees, including executives, receive an overall rating on a scale of 1 (minimum) to 5 (maximum).  The actual rating as a percentage of the maximum rating is then applied to each individual’s target bonus to calculate that portion of the bonus.  For fiscal 2011, the individual ratings for Mr. Beatty, Mr. Charak, Mr. Brody and Mr. Deering were 4.22, 4.26, 4.28 and 4.22, respectively.  Specifically for each of Mr. Beatty, Mr. Charak, Mr. Brody and Mr. Deering, the Individual Performance represented approximately 18% of the bonus payments made for fiscal 2011.

Equity Incentive Compensation

The following table provides information about our equity compensation plans as of September 30, 2011.

	Number of Securities	Weighted Average
	to be Issued Upon	Exercise Price of
	Exercise of	Outstanding	Number of Securities
	Outstanding Options,	Options,	Remaining Available
Plan Category	Warrants and Rights	Warrants and Rights	for Future Issuance
Equity compensation plans approved by security holders:
Options	2,054,458	$4.13	-
RSUs	289,049	n/a	-
PSUs	164,576	n/a	-
Subtotal	2,508,083	$4.13	770,767

Equity compensation plan not approved by security holders	-	$-	-

Total	2,508,083	$4.13	770,767

n/a is not applicable
RSUs - Retsricted Stock Units
PSUs - Performance Share Units

Long-term incentives are provided to executives and employees through Telular’s Employee Stock Incentive Plan. The Compensation Committee strongly believes that equity incentives are the key tool used in the executive compensation program since such incentives provide the CEO and senior executive team with the potential to build wealth over time through increases in shareholder total return (via stock price increases) which we believe to be a measure of enterprise performance.  It provides the strongest alignment between shareholder interests and management’s performance and behavior.

The Employee Stock Incentive Plan is administered by the Compensation Committee, which is authorized to award equity-based incentives, including stock options, restricted stock awards and performance based restricted stock units (“PSUs”), to employees.  The Compensation Committee has considered awarding various types of equity-based or equity-linked incentives under the plan.  From a shareholder perspective, options represent an economic transfer from shareholders to executives only if there is an increase in stock price.  PSUs represent the contingent right to receive common stock if performance objectives are met.  This is in contrast to full-value, restricted stock awards which convey economic value to executives regardless of the achievement of any specific performance objective.

For fiscal year 2011, after considering the numerous variations available under the plan, and acting upon the recommendations offered by the compensation analysis described above in Base Salary, the Compensation Committee and the Board of Directors determined that PSUs provided the best incentive to executives.  The PSUs granted during fiscal 2011 were subject to the achievement of two performance measures during the same fiscal year.  Specifically, 50% of the PSUs granted in 2011 were subject to the achievement of Adjusted EBITDA while 50% was related to the achievement of Strategic Revenue.  Both of these measures were the same as the respective components of the Cash Incentive Bonus above, including the same target and achievement levels.  Also like the Cash Incentive Bonus, the number of units earned as a percentage of the original grant is the same percentage of the target that is achieved, and there is a minimum achievement level of 85% of the target.  However, for the PSUs, acceleration of shares earned begins when achievement of greater than 100% of the target occurs.  Based upon achievement of 103.8% for Adjusted EBITDA and 96.6% for Strategic Revenue, the executives receiving PSUs earned 102.1% of the original share grant.  One-third of the earned shares vested on November 8, 2011, the date the Compensation Committee and Board of Directors approved the results, and one-third of the earned shares will vest on the last day of each of the next two fiscal years; September 30, 2012 and September 30, 2013.

For fiscal year 2012, the Board determined that a combination of stock options and PSUs would be the best long-term equity based incentive.

Other Compensation

During fiscal 2011, Telular continued to provide a matching component to the 401(k) plan offered to all employees whereby Telular matches 50% of all employee contributions on the first 6% of income deferrals for each employee.  Except for the CEO, this matching contribution represents the entire amount of other compensation for the other named executive officers.  Additionally, Telular pays directly for a monthly parking pass for the CEO due to his demanding schedule requirements.  This makes up the remaining portion of other compensation for the CEO.  There are no other forms of other compensation granted to any of the named executive officers.

One-Time Bonus Compensation

Telular declared and paid its first dividends in its history in fiscal 2011.  Telular paid a special $1.00 per share dividend on November 22, 2010. To compensate holders of stock options for the dilutive effect of the special dividend, the Compensation Committee approved a one-time bonus for all stock option holders on November 22, 2010. The amount of this bonus was based on the non-cash compensation that would have resulted had these options been repriced to take into effect the dilutive nature of the special dividend. For Telular executives, the bonus was paid 50% in cash and 50% in Telular common stock. The number of shares issued was based on the average of the high and low prices of Telular’s common stock on November 22, 2010. The total compensation paid to Named Executives was $569,553. The amount paid to all other employees was $427,207.

Employment Contracts

Except for Mr. Beatty, none of the current Named Executive Officers had entered into a written employment agreement with Telular as of the end of fiscal 2011.

Effective December 14, 2007, Telular entered into an employment agreement with Mr. Beatty, pursuant to which Mr. Beatty agreed to serve as Director, President and Chief Executive Officer of Telular. Under the employment agreement, Mr. Beatty’s term of employment is to continue until terminated by either Telular or Mr. Beatty with at least 60 days prior notice. The agreement entitles Mr. Beatty to receive an annual base salary of $300,000, which was increased by the Compensation Committee to $320,000 during fiscal 2010 and to $330,000 during fiscal 2011. Mr. Beatty also is eligible under the agreement to receive a bonus of 60% of his base salary under the Annual Bonus Plan which was equal to $198,000 for fiscal 2011.  Payment of the bonus is dependent upon Telular Performance goals as previously outlined, as well as his Individual Performance, which is determined through his written evaluation completed by the Board of Directors.  Mr. Beatty also received a stock option award of 200,000 stock options issued at an exercise price of $6.62 that vested ratably over three years and are now fully vested. If Mr. Beatty’s employment is terminated by Telular other than for cause, as defined in the employment agreement, Mr. Beatty would be entitled to receive upon termination a lump-sum severance payment in an amount equal to his annual base salary.  As a result of a satisfactory performance review and due to comparable market data, Mr. Beatty was given an increase in base salary to $340,000, effective December 25, 2011.

Jonathan M. Charak, our Senior Vice President and Chief Financial Officer, has a severance agreement with Telular.  The severance agreement entitles Mr. Charak to a severance payment of six months salary at the time of termination in the event of termination other than for cause.

Mr. Brody and Mr. Deering have severance agreements with Telular. The severance agreements entitle Mr. Brody and Mr. Deering to a severance payment of six months’ salary at the time of termination in the event of a change in control and a subsequent termination other than for cause.

Related Party Transactions – There were no related party transactions recorded during fiscal year 2011.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities Exchange Act of 1934, as amended, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Telular’s 2011 Annual Report on Form 10-K.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
M. Brian McCarthy, Committee Chairman
Betsy J. Bernard
Larry J. Ford

EXECUTIVE COMPENSATION

The following tables, footnotes and narratives provide information regarding the compensation, benefits and equity holdings in Telular for Telular’s Chief Executive Officer, Chief Financial Officer, and Telular’s next two most highly compensated executive officers (collectively the “Named Executive Officers”).

Summary Compensation Table
The following table and footnotes provide information regarding the compensation of the Named Executive Officers during fiscal year 2011.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
	Fiscal	Salary	Bonus (1)	Awards (2)	Awards (3)	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	(4) ($)	(5) ($)	($)

Joseph A. Beatty	2011	$327,308	$305,999	$274,732	$-	$188,694	$11,489	$1,108,222
President, Chief Executive	2010	$316,530	$-	$-	$259,025	$139,077	$12,939	$727,571
Officer and Director	2009	$301,176	$-	$-	$75,936	$114,968	$9,234	$501,314

Jonathan M. Charak	2011	$224,615	$127,868	$117,639	$-	$87,823	$7,437	$565,382
Senior Vice President, Chief	2010	$205,385	$-	$-	$129,513	$75,198	$6,162	$416,258
Chief Financial and Secretary	2009	$190,000	$-	$-	$30,374	$61,156	$4,165	$285,695

George S. Brody	2011	$228,654	$98,748	$117,639	$-	$111,214	$7,200	$563,455
Senior Vice President	2010	$225,000	$-	$-	$129,513	$108,236	$7,610	$470,359
	2009	$225,000	$-	$-	$30,374	$88,211	$4,933	$348,518

Robert L. Deering	2011	$135,923	$36,938	$47,916	$-	$42,885	$4,029	$267,691
Controller, Treasurer and	2010	$132,307	$-	$-	$70,989	$42,677	$4,319	$250,292
Chief Accounting Officer	2009	$130,000	$-	$-	$26,070	$34,805	$2,850	$193,725

(1) Telular paid a special $1.00 per share dividend on November 22, 2010. To compensate option holders for the dilutive effect of the special dividend, the Compensation Committee approved a one-time bonus for all option holders. The amount of the bonus was based on the non-cash compensation that would have resulted had these options been repriced to take into effect the dilutive nature of the special dividend. The bonus was paid 50% in cash and 50% in Telular common stock. The number of shares issued was based on the average of the high and low price of Telular's common stock on November 22, 2010 of $5.155 per share. The table below shows the components of the bonus:

	Cash	Stock
	Paid	Issued	Total
Joseph A. Beatty	$153,000	$152,999	$305,999
Jonathan M. Charak	$63,934	$63,934	$127,868
George S. Brody	$49,374	$49,374	$98,748
Robert L. Deering	$18,469	$18,469	$36,938

(2) The values shown reflect the dollar amount for performance stock units awarded to the named executive utilizing the grant date fair value determined under FASB Accounting Codification Topic 718. The assumptions used in calculating these amounts are discussed in Notes 2 and 13 to our financial statements for the year ended September 30, 2011, filed with our Annual Report on Form 10-K. Details of Performance Awards are as follows:

			Number
		Type	of Awards	Value

Joseph A. Beatty	2011	Annual	40,830	$274,732
Jonathan M. Charak	2011	Annual	17,483	$117,639
George S. Brody	2011	Annual	17,483	$117,639
Robert L. Deering	2011	Annual	7,121	$47,916

(3) The values shown reflect the dollar amount for stock options awarded to the named executive utilizing the grant date fair value determined under FASB Accounting Codification Topic 718. The assumptions used in calculating these amounts are discussed in Notes 2 and 13 to our financial statements for the year ended September 30, 2011, filed with our Annual Report on Form 10-K. Details of Options Awards are as follows:

			Number
		Type	of Options	Value

Joseph A. Beatty	2010	Annual	100,000	$259,025
	2099	Annual	100,000	$75,936
Jonathan M. Charak	2010	Annual	50,000	$129,513
	2099	Annual	40,000	$30,374
George S. Brody	2010	Annual	50,000	$129,513
	2009	Annual	40,000	$30,374
Robert L. Deering	2010	Annual	30,000	$70,989
	2009	Annual	30,000	$26,070

(4) The amounts shown reflect actual amounts earned under the Company's Annual Incentive Bonus Plan as of September 30, 2011 and were paid subsequent to that date.
(5) Details of All Other Compensation can be found in the following table.

The following table provides supplemental information regarding All Other Compensation earned by executives in fiscal 2011.

Executive Compensation: All Other Compensation
		Telular
		Corporation	Transportation
		401(k) Plan	Benefits		Total
Name and Principal Position	Year	($) (2)	($)		($)

Joseph A. Beatty	2011	$7,235	$4,254	(1)	$11,489
President, Chief Executive Officer and Director	2010	$8,815	$4,124	(1)	$12,939
	2009	$5,884	$3,350	(1)	$9,234

Jonathan M. Charak	2011	$7,437	$-		$7,437
Senior Vice President, Chief	2010	$6,162	$-		$6,162
Chief Financial and Secretary	2009	$4,165	$-		$4,165

George S. Brody	2011	$7,200	$-		$7,200
Senior Vice President	2010	$7,610	$-		$7,610
	2009	$4,933	$-		$4,933

Robert L. Deering	2011	$4,029	$-		$4,029
Controller, Treasurer and Chief	2010	$4,319	$-		$4,319
Accounting Officer	2009	$2,850	$-		$2,850

(1) Amounts are parking expense paid directly by Telular on behalf of the named executive.
(2) The Company matches 50% of the first 6% of the employee contributions to the Telular Corporation 401(k) Plan.

Grants of Plan-Based Awards Table

The following table and footnotes provide information regarding grants of plan-based awards made to Telular’s Named Executive Officers during fiscal year 2011.

Grants of Plan-Based Awards for Fiscal Year Ended September 30, 2011

									Closing	Grant
									Market	Date Fair
			Estimated Possible Payouts Under			Estimated Possible Payouts Under			Price on	Value of
			Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Grant	Stock
		Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Date	Awards (3)
Name	Award Type	Date	($)	($)	($)	(#)	(#)	(#)	($/Sh)	($)

Joseph A. Beatty	Annual incentive	10/1/2010	$0	$198,000	(5)
	Annual RSU grant	2/1/2011				-	39,000	50,700	$6.74	$262,860
	DEUs (4)	2/22/2011				-	525	683	$7.34	$3,896
	DEUs (4)	5/23/2011				-	636	827	$6.26	$3,953
	DEUs (4)	8/22/2011				-	669	870	$5.90	$4,024

Jonathan M. Charak	EIP	10/1/2010	$0	$92,000	(5)
	Annual	2/1/2011				-	16,700	21,710	$6.74	$112,558
	DEUs (4)	2/22/2011				-	225	293	$7.34	$1,670
	DEUs (4)	5/23/2011				-	273	355	$6.26	$1,697
	DEUs (4)	8/22/2011				-	285	371	$5.90	$1,714

George S. Brody	EIP	10/1/2010	$0	$115,000	(5)
	Annual	2/1/2011				-	16,700	21,710	$6.74	$112,558
	DEUs (4)	2/22/2011				-	225	293	$7.34	$1,670
	DEUs (4)	5/23/2011				-	273	355	$6.26	$1,697
	DEUs (4)	8/22/2011				-	285	371	$5.90	$1,714

Robert L. Deering	EIP	10/1/2010	$0	$45,000	(5)
	Annual	2/1/2011				-	6,800	8,840	$6.74	$45,832
	DEUs (4)	2/22/2011				-	93	121	$7.34	$690
	DEUs (4)	5/23/2011				-	111	144	$6.26	$690
	DEUs (4)	8/22/2011				-	117	152	$5.90	$704

(1) These columns represent possible fiscal 2011 payouts under the Telular Employee Incentive Plan offered to all employees including named executive officers. Amounts actually earned are displayed in the Executive Compensation Table.

(2) These columns represent possible payouts under the Performance-Based RSU grants made to selected employees including all officers of the Company. The performance period for the awards were fiscal 2011, final amounts earned were determined on 11/08/11 when the first 1/3 vested, and the remaining 2/3 will vest on 9/30/212 and 9/30/2013.
(3) The amounts reported represent the full grant date fair value of all stock awards granted in fiscal 2011, calculated in accordance with FASB Accounting Codification Topic 718. For RSU awards, grant date fair value is calculated using the closing price of Telular common stock on the date of grant. For dividend equivalents, the grant date fair value is calculated using the average of the high and low price of Telular common stock on the date of grant.

(4) Unvested RSUs receive DEUs which are credited and added to the share balance. DEUs are only paid to the extent the underlying RSUs are earned.
(5) There is no cap on the amount that could be earned under the Non-Equity Incentive Plan. Earnings are performance-based, therefore the amount that any participant could be paid is limited to the extent of how well Telular performs. See the Compensation Discussion and Analysis for more details of the performance parameters in this plan.

Outstanding Equity at Fiscal Year-End Table

The following table and footnotes provide information regarding unexercised stock options and stock that has not yet vested as of the end of fiscal year 2011.

Outstanding Equity Awards at Fiscal Year End September 30, 2011

	Option Awards						Stock Awards

			Number of	Number of						Market
			Securities	Securities					Number of	Value of
			Underlying	Underlying			Restricted		Shares of	Shares of
			Unexercised	Unexercised	Option	Option	Stock		Stock That	Stock That
			Options	Options	Exercise	Expira-	Unit		Have Not	Have Not
	Grant		(#)	(#)	Price	tion	Grant		Vested	Vested
Name	Date		Exercisable	Unexercisable	($)	Date	Date		(#)	($) (5)

Joseph A. Beatty	4/2/2007	(1)	200,000	-	$3.50	4/2/2013
	10/30/2007	(1)	20,000	-	$7.99	10/30/2013
	12/14/2007	(2)	200,000	-	$6.62	12/14/2013
	11/4/2008	(3)	94,444	5,556	$1.49	11/4/2014
	11/3/2009	(3)	18,333	11,667	$3.00	11/3/2015
	2/2/2010	(3)	36,945	33,055	$4.86	2/2/2016
							2/1/2011	(4)	39,000	$230,100
							2/22/2011	(4)	525	$3,098
							5/23/2011	(4)	636	$3,752
							8/22/2011	(4)	669	$3,947

Jonathan M. Charak	3/17/2008	(1)	120,000	-	$3.06	3/17/2014
	11/4/2008	(3)	30,777	2,223	$1.49	11/4/2014
	11/3/2009	(3)	9,166	5,834	$3.00	11/3/2015
	2/2/2010	(3)	18,472	16,528	$4.86	2/2/2016
							2/1/2011	(4)	16,700	$98,530
							2/22/2011	(4)	225	$1,328
							5/23/2011	(4)	273	$1,611
							8/22/2011	(4)	285	$1,682

George S. Brody	7/21/2006	(1)	20,000	-	$2.09	7/21/2012
	10/30/2007	(1)	25,000	-	$7.99	10/30/2013
	2/5/2008	(1)	40,000	-	$3.95	2/5/2014
	11/4/2008	(3)	37,777	2,223	$1.49	11/4/2014
	11/3/2009	(3)	9,166	5,834	$3.00	11/3/2015
	2/2/2010	(3)	18,472	16,528	$4.86	2/2/2016
							2/1/2011	(4)	16,700	$98,530
							2/22/2011	(4)	225	$1,328
							5/23/2011	(4)	273	$1,611
							8/22/2011	(4)	285	$1,682

Robert L. Deering	10/30/2007	(1)	10,000	-	$7.99	10/30/2013
	11/4/2008	(3)	10,000	834	$1.49	11/4/2014
	12/10/2008	(3)	10,000	1,250	$1.92	12/10/2014
	11/3/2009	(3)	9,166	5,834	$3.00	11/3/2015
	2/2/2010	(3)	7,916	7,084	$4.86	2/2/2016
							2/1/2011	(4)	6,800	$40,120
							2/22/2011	(4)	93	$549
							5/23/2011	(4)	111	$655
							8/22/2011	(4)	117	$690
(1) One third of the options granted vest on each of the first three anniversary dates of the grant date.
(2) These options vested ratably over the period 2/1/2008 through 9/1/2010.
(3) One-sixth of the options granted vest on the six month anniversary of the grant date, and one thirty-sixth will vest on each monthly anniversary date thereafter through the third annual anniversary date.

(4) One third of the awards granted vest on 11/08/2011, 09/30/2012, and 09/30/2013.
(5) The market value of stock awards is based on the closing price of Telular's stock on 09/30/2011 of $5.90.

Option Exercises and Stock Vested Table

The following table and footnotes provide information regarding options exercised or stock that vested during fiscal year 2011 for any Named Executive Officers.

Option Exercises and Stock Vested at Fiscal Year End September 30, 2011

	Number
	of Shares		Value
	Acquired on		Realized on
	Exercise		Exercise (3)
Name	(#)		($)

Jonathan M. Charak	7,000	(1)	$31,500

George S. Brody	7,500	(1)	$19,950

Robert L. Deering	10,000	(2)	$36,150

(1)	The shares acquired were held by the named executive.
(2)	5,000 shares acquired were held and 5,000 shares were sold by the named executive.
(3)	The value represents the difference between the exercise price of the stock option and the price of Telular's common stock at the time of the sale.

Payments Upon Termination or Change in Control

For a voluntary termination of employment, or a termination due to death or disability, the termination benefits provided do not discriminate in scope, terms or operation in favor of our Named Executive Officers as compared to the benefits offered to other salaried employees.  The following describes the potential payments to our Named Executive Officers upon various involuntary employment termination scenarios or upon a change of control in Telular.  The amounts shown for stock options represent the in-the-money value of all unexercised stock options that would immediately become exercisable upon a change in control, based on Telular’s closing stock price on September 30, 2011 of $5.90, assuming the change in control occurred on September 30, 2011. The amounts shown for stock awards represent the earned but unvested performance stock units that would become immediately convertible into Telular’s common stock upon a change in control based upon the closing stock price on September 30, 2011 of $5.90, assuming the change in control occurred on September 30, 2011.

Termination or Change in Control Payments

Name			Voluntary Termination, Disability or Termination for Cause	Termination not for Cause	Change in Control

Joseph A. Beatty	Severance	(1)	$-	$330,000	$-
	Stock Options		$-	$-	$46,357
	Stock Awards		$-	$-	$81,910

Jonathan M. Charak	Severance	(2)	$-	$115,000	$-
	Stock Options		$-	$-	$22,688
	Stock Awards		$-	$-	$35,079

George S. Brody	Severance	(3)	$-	$-	$115,000
	Stock Options		$-	$-	$21,956
	Stock Awards		$-	$-	$35,427

Robert L. Deering	Severance	(3)	$-	$-	$68,500
	Stock Options		$-	$-	$22,630
	Stock Awards		$-	$-	$14,290

(1) The named executive receives this benefit as a lump sum payment if he is terminated without cause or if he resigns because his responsibilities and duties are, other than for cause, materially diminished or materially changed by Telular in a manner that materially impairs the named executive ability to function as the Chief Executive Officer.

(2) The named executive receives this benefit as a lump sum payment if he is terminated for reasons other than cause or if he terminates his employment because there is a material diminution in the level of responsibility assigned to the named executive, the assignment of job tasks are wholly inconsistent with his current determined position, or Telular requires the named executive to work from a new location greater than thirty (30) miles away from Telular's existing location.

(3) The named executive receives this benefit in a lump sum payment if he is terminated within twelve (12) months after a Change of Control by Telular for reasons other than cause or the named executive terminates his employment because there is a material diminution in the level of responsibility assigned to the named executive or the assignment of job tasks are wholly inconsistent with his current determined position. A Change in Control means any transaction or series of transactions as a consequence of which any person or entity or group of persons or related entities in the aggregate acquire(s): (a) an equity ownership of Telular possessing the voting power to elect a majority of the Board or (b) all or substantially all of Telular's assets.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has reviewed the audited financial statements of Telular for the fiscal year ended September 30, 2011 and discussed the audited financial statements with Telular’s management and Grant Thornton LLP, Telular's independent registered public accounting firm. The Audit Committee has discussed with Grant Thornton the matters required to be discussed by PCAOB Auditing Standard AU Section 380 (Communications with Audit Committees) as currently in effect. The Audit Committee has received the written disclosures and the letter from Grant Thornton required by the PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) as currently in effect, has discussed with representatives of Grant Thornton the independence of Grant Thornton and has considered the compatibility of non-audit services with the auditors’ independence. Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2011 be included in Telular’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Brian J. Clucas, Committee Chairman
Larry S. Barker
Jeffrey Jacobowitz
M. Brian McCarthy

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Mr. Ford, Ms. Bernard, and Mr. McCarthy. No member of the Compensation Committee is now or has at any time been an officer or employee of Telular or any of its subsidiaries. No executive officer of Telular serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of Telular's Board of Directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, Forms 4, Forms 5 and any amendments thereto, all executive officers, directors and holders of more than 10% of Telular’s Common Stock reported all transactions in Telular's Common Stock during fiscal year 2011 in timely filings with the Securities and Exchange Commission (SEC) as required under Section 16(a) of the Securities and Exchange Act of 1934.

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Shareholder proposals submitted for inclusion in the proxy materials for Telular’s next annual meeting of shareholders must be received by Telular no later than August 24, 2012, at Telular’s principal executive offices. Under SEC rules, shareholders who intend to present a proposal for the next annual meeting of shareholders without inclusion of such proposal in Telular’s proxy materials should provide notice of such proposal to Telular no later than November 7, 2012, at Telular’s principal executive offices.  All notices and shareholder proposals should be sent to: Telular Corporation, Attention: Secretary, 311 South Wacker Drive, Suite 4300, Chicago, Illinois 60606.

Other Matters

Telular knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

/s/ Joseph A. Beatty
President and Chief Executive Officer
Chicago, Illinois
December 20, 2011

APPENDIX A
TELULAR CORPORATION
THIRD AMENDED AND RESTATED
2008 EMPLOYEE STOCK INCENTIVE PLAN

 1. Purpose

The Telular Corporation Third Amended and Restated 2008 Employee Stock Incentive Plan (the “Plan”) is designed to enable employees and consultants of Telular Corporation (the “Company”) to acquire or increase an ownership interest in the Company, and thus to share in the future success of the Company's business. Accordingly, the Plan is intended as a means of attracting and retaining employees of outstanding ability, and of increasing the alignment of interests among them and the Company's Shareholders, by providing an incentive to perform in a superior manner. Because the individuals eligible to receive Awards under the Plan will be those who are in position to make important and direct contributions to the success of the Company, the directors believe that the grant of Awards will advance the interests of the Company and its Shareholders.

2. Definitions

In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as to males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings:

(a)	"Agreement" means the written agreement to be entered into by the Company and the Grantee, as provided in Section 7 hereof.

(b)	"Award" means an Option, a Stock Appreciation Right, a Performance Share, or any award described in Section 15 hereof.

(c)
"Beneficiary" means the person or persons designated in writing by the Grantee as his beneficiary with respect to an Award in the event of the Grantee's death; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee's rights in respect of an Award. In order to be effective, a Grantee's designation of a Beneficiary must be on file with the Committee before the Grantee's death. Any such designation may be revoked by the Grantee and a new designation substituted therefore at any time before the Grantee's death.

(d)	"Board of Directors" or "Board" means the Board of Directors of the Company.

(e)	A "Change in Control" shall be deemed to occur when and if any of the following events occurs:

(i)
the Company acquires knowledge that any "person" or "group" within the meaning of Section 13(d) and 14(d)(2) of the 1934 Act in a transaction or series of transactions has become the "beneficial owner," as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of a majority of the then outstanding voting securities of the Company (not including voting securities held by officers or directors of the Company within the meaning of Section 16 of the 1934 Act), otherwise than through a transaction or series of transactions arranged by, or consummated with the prior approval of, the Board; or

(ii)
the consummation of a merger or consolidation of the Company with, or a sale of all or substantially all of the assets of the Company to, another corporation unaffiliated with the Company that has been approved by the holders of a majority of the outstanding voting securities of the Company (not including any voting securities that are held by directors or officers of the Company within the meaning of Section 16 of the 1934 Act) and after which merger, consolidation or the Shareholders of the Company immediately prior thereto do not beneficially own at least a majority of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving such merger or consolidation or to which all or substantially all such assets are transferred.

(f)	"Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g)
"Committee" means a committee, appointed or approved by the Board pursuant to Section 5(a) below, consisting of not less than two directors who are "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act (or any successor rule of similar import) or such greater number of directors as may be required to satisfy the requirements of Rule 16b-3 as in effect from time to time. To the extent that it is determined desirable to exempt any compensation earned under the Plan from the limitation on deductions imposed by Section 162(m) of the Code and the rules and regulations thereunder, membership in the Committee may be limited as necessary to exempt such compensation from such limitation.  Initially, and unless and until the Board acts to the contrary, the Committee shall be the Compensation Committee of the Board.

(h)	"Company" means Telular Corporation.

(i)	"Disability" means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

(j)
"Fair Market Value" means, when used in connection with the Shares on a certain date, (1) the closing price if Shares are listed on NASDAQ or any national stock exchange, or (2) if Shares are not so listed, any other appropriate method that the Committee deems fair and equitable.  To the extent clause (2) applies, the Committee shall chose a valuation method that renders an Award exempt from Section 409A of the Code unless it expressly indicates that it intended for the Award to be subject to Section 409A of the Code.

(k)	"Grantee" means a person to whom an Award has been granted under the Plan.

(l)	"Incentive Stock Option" means an Option that complies with the terms and conditions set forth in Section 422(b) of the Code and is designated by the Committee as an Incentive Stock Option.

(m)	"1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

(n)	"Nonqualified Stock Option" means an Option granted under the Plan other than an Incentive Stock Option.

(o)
"Option" means an option to purchase a Share or Shares under the Plan. Unless the context clearly indicates otherwise, the term "Option" shall include both Incentive Stock Options and Nonqualified Stock Options.

(p)	"Parent" means any parent corporation of the Company within the meaning of Section 424(e) of the Code (or a successor provision of similar import).

(q)
"Payment Date" means the date specified by the Committee at the grant of a Performance Share that is used to determine the amount and timing of a payment with respect to a Performance Share. A Payment Date may be a certain date or the date on which a performance goal is attained.

(r)	"Performance Share" means a right that provides for a payment in accordance with Section 14 hereof.

(s)
"Plan" means the Telular Corporation Stock Incentive Plan, as set forth herein and as amended from time to time. Unless the context clearly indicates otherwise, the term "Plan" includes the Telular Corporation Stock Option Plan prior to its amendment and restatement.

(t)	"Shares" means shares of the Common Stock, par value $.01 per Share, of the Company.

(u)	"Stock Appreciation Right" or "Right" means a right that provides for a payment in accordance with Section 10 hereof.

(v)	"Subsidiary" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import).

(w)	"Term" means the period during which a particular Option or Right may be exercised.

3. Adoption and Duration of the Plan

(a)
The Plan is effective as of February 2, 2010, and shall terminate ten years after such effective date, unless it is sooner terminated in accordance with Section 22 hereof. Any Award outstanding at the time that the Plan is terminated shall not cease to be or cease to become exercisable pursuant to its terms because of the termination of the Plan.

(b)
The Plan shall be approved either (1) by the affirmative vote of the holders of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote at a meeting of the stockholders of the Company duly called for such purpose, or (2) by the written consent of the holders of a majority of the outstanding Shares entitled to vote.

4. Number and Source of Shares Subject to the Plan

(a)
The Company may grant Awards under the Plan (including Options granted prior to this amendment and restatement) with respect to not more than 1,875,000 Shares (subject, however, to adjustment as provided in Section 21 hereof), which Shares may be provided from the Company's treasury, by the issuance of authorized but unissued Shares, and/or by the purchase of outstanding Shares in the open market or in private transactions. The grant of an Award shall be deemed to be a grant of Shares equal to the greater of (i) the number of Shares on the basis of which the Award is calculated or (ii) the number of Shares issued (if Shares are issued) or the number of Shares with a Fair Market Value at the time of distribution equal to the cash distributed (if cash is distributed).

(b)
If, and to the extent that, all or part of an Award previously granted (including an Option granted prior to this amendment and restatement) is surrendered, lapses, expires, is forfeited or is terminated, in whole or in part, in such manner that all or some of the Shares that are the subject of the Award are not issued to a Grantee (and cash or any other form of consideration is not paid in lieu thereof pursuant to any tandem arrangement or otherwise), then such Shares subject to the Award again shall become available for the granting of Awards under the Plan within the limitation stated in subsection (a). Notwithstanding the foregoing, (i) if, while any Award is outstanding, the Grantee thereof receives any benefits of ownership of the Shares (such as the right to vote or receive dividends) or (ii) if any Shares previously issued under the Plan are surrendered, or any Shares issuable under the Plan are withheld, in payment of the exercise price or purchase price of an Award or to satisfy tax withholding obligations associated with any Award, then in each such case such Shares shall not again be available for Awards under the Plan.

5. Administration of the Plan

(a)	The Plan shall be administered by the Committee.

(b)
The Committee shall adopt such rules of procedure as it may deem appropriate for the proper administration of the Plan. All actions of the Committee under the Plan shall be effective if taken either (1) by a majority vote of the members then in office at a meeting duly called and held or (2) by execution of a written instrument signed by all of the members then in office.

(c)
The powers of the Committee shall include plenary authority to interpret the Plan. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion, from time to time: (1) to select the employees and consultants; (2) to determine the date on which each Award shall be granted; (3) to prescribe the number of Shares subject to each Award; (4) to determine the type of each Award; (5) to determine the Term of each Award; (6) to determine the periods during which Awards may be exercised and the restrictions and limitations upon exercise of Awards or the receipt of Shares; (7) to prescribe any performance criteria pursuant to which Awards may be granted or may become exercisable or payable; (8) to prescribe any limitations, restrictions or conditions on any Award; (9) to prescribe the provisions of each Agreement, which shall not be inconsistent with the terms of the Plan; (10) to adopt, amend and rescind rules and regulations relating to the Plan; and (11) to make all other determinations and take all other actions that are necessary or advisable for the implementation and administration of the Plan.

6. Individuals Eligible to Receive Awards

(a)
Awards may be granted under the Plan to employees and consultants of the Company or any Subsidiary, including employees who also serve as members of the Board. All determinations by the Committee as to the individuals to whom Awards shall be granted hereunder shall be conclusive.

(b)	Directors who are not regular salaried employees of the Company or any Subsidiary shall not be eligible to receive Awards.

(c)
A Grantee may receive more than one Award.  A Grantee may not receive Awards with respect to more than 750,000 Shares (subject, however, to adjustment as provided in Section 21) in any three-year period. For purposes of the application of this limitation, if an Award is canceled, the Shares subject to the canceled Award shall continue to be counted against the maximum number of Shares for which Awards may be granted to the Grantee. If, after the grant of an Award, the exercise price or purchase price of the Award is reduced, transaction shall be treated as a cancellation of the Award and a grant of a new Award, and both the Shares subject to the Award that is deemed to be canceled and the Shares subject to the Award that is deemed to be granted shall reduce the maximum number of Shares for which Awards may be granted to the Grantee

7. Agreement

(a)	Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award or to which such Award corresponds, and the terms, conditions and restrictions applicable thereto.

(b)	Appropriate officers of the Company are hereby authorized to execute and deliver Agreements in the name of the Company as directed from time to time by the Committee.

8. Incentive Stock Options

(a)
The Committee may authorize the grant of Incentive Stock Options to employees and consultants, subject to the terms and conditions set forth in the Plan. The Agreement relating to an Incentive Stock Option shall state that the Option evidenced by the Agreement is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code.

(b)
The Term of each Incentive Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Agreement. In no event shall the Term of the Option extend beyond ten years from the date of grant of the Option. In the case of any Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company, a Parent (if any), or a Subsidiary (if any), the Term of the Option shall not extend beyond five years from the date of grant.

(c)
To the extent that the aggregate Fair Market Value of the stock with respect to which Incentive Stock Options (determined without regard to this subsection (c)) are exercisable by any Grantee for the first time during any calendar year (under all stock option plans of the Company, its Parent (if any) and its Subsidiaries (if any)) exceeds $100,000, such Options shall not be Incentive Stock Options. For the purposes of this subsection (c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted. This subsection (c) shall be applied by taking Options into account in the order in which they were granted.

(d)
The Option price per Share established by the Committee for an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the date the Option is granted, except that in the case of an Incentive Stock Option granted to a Grantee who, on the date the Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all classes of stock of the Company, a Parent (if any), or a Subsidiary (if any), the Option price for each Share shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted. In no event may an Incentive Stock Option be granted if the Option price per Share is less than the par value of a Share.

(e)
Any Grantee who disposes of Shares purchased upon the exercise of an Incentive Stock Option either (1) within two years after the date on which the Option was granted, or (2) within one year after the transfer of such Shares to the Grantee, shall promptly notify the Company of the date of such disposition and of the amount realized upon such disposition.

9. Nonqualified Stock Options

(a)
The Committee may authorize the grant of Nonqualified Stock Options subject to the terms and conditions set forth in the Plan. Unless an Option is designated by the Committee as an Incentive Stock Option, it is intended that the Option will not be an Incentive Stock Option within the meaning of Section 422(b) of the Code and, instead, will be a Nonqualified Stock Option. The Agreement relating to a Nonqualified Stock Option shall state that the Option evidenced by the Agreement shall not be treated as an Incentive Stock Option.

(b)
The Term of each Nonqualified Stock Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Agreement. In no event shall the Term of the Nonqualified Stock Option extend beyond ten years from the date of grant of the Option.

(c)
The Option price to be paid by the Grantee for each Share purchased upon the exercise of a Nonqualified Stock Option shall be established by the Committee and set forth in the applicable Agreement. The Option price per Share of a Nonqualified Stock Option may not be less than the par value of a Share.

10. Stock Appreciation Rights

(a)
The Committee may, from time to time, grant Stock Appreciation Rights either (1) in tandem with all or a portion of an Option granted under the Plan or (2) independent of any Option granted under the Plan. A tandem Right shall be exercisable only at such times, and to such extent, as the related Option is exercisable. An independent Right shall be exercisable at such time and to such extent as the Committee shall determine.

(b)
Any Stock Appreciation Right shall permit the Grantee to receive, upon exercise of the Right, an amount (to be paid in cash, in Shares or in both cash and Shares, as determined by the Committee in its sole discretion at any time prior to or after exercise) equal in value to the difference between (1) the Fair Market Value on the date of exercise of the Shares with respect to which the Right is exercised and (2) either (i) the Option price of the related Option in the case of a Right that is related to an Option or (ii) the Fair Market Value of a Share on the date the Right was granted in the case of a Right that is not related to any Option.

(c)
With respect to Rights granted under the Plan, the Committee may establish such waiting periods, exercise dates and other limitations as it shall deem appropriate in its sole discretion, provided that (1) no Right that is granted in tandem with an Option may be exercised after the expiration of the Term of such Option and (2) the exercise of a Right (whether or not in tandem with an Option) for cash by a director or officer (within the meaning of Rule 16b-3 under the 1934 Act) of the Company is subject to the following conditions: (A) the Company shall have been subject to the reporting requirements of Section 13(a) of the 1934 Act for at least one year prior to the exercise and shall have filed all reports required to be filed under Section 13(a) during such period, (B) the Company shall have regularly released for publication quarterly and annual summary statements of sales and earnings, (C) the Committee, which shall have sole discretion to approve or disapprove the election of the Grantee to receive cash as whole or partial settlement of the Right, approves the Grantee's election to receive cash after the election is made, (D) the exercise occurs during one of the window periods described in clause (e)(3) of Rule 16b-3 and (E) the Right is not exercised prior to the expiration of a six-month period after the date of the grant or, if later, stockholder approval of the Plan as provided in Section 3(b). In addition, the Committee may impose a prohibition on the exercise of Rights for such period or periods as it, in its sole discretion, deems to be in the best interest of the Company.

(d)
The right of a Grantee to exercise an Option shall be canceled if and to the extent that the Shares subject to the Option are used to calculate the amount to be received upon the exercise of a tandem Right, and the right of a Grantee to exercise a tandem Right shall be canceled if and to the extent that the Shares subject to the Right are purchased upon the exercise of the related Option.

(e)
A tandem Right may be granted coincident with or after the grant of any related Option; provided that the Committee shall consult with counsel before granting a tandem Right after the grant of a related Incentive Stock Option.

11. Exercise Provisions of Options and Rights

(a)
The Committee shall have authority to grant (1) Options and Rights that are exercisable in full at any time during their Term and (2) Options and Rights that become exercisable in installments during their Term. In exercising an Option or Right, the Grantee may purchase less than all of the Shares available under the Option or Right. No Option or Right granted to an officer of the Company (within the meaning of Section 16 of the 1934 Act) shall be exercisable within six months after the date of the grant of such Option or Right (or, if later, within six months following the date of stockholder approval of the Plan as provided in Section 3(b)).

(b)
The Committee may provide in the Agreement that the Option and/or Right becomes exercisable in full, notwithstanding the applicability of any limitation on the exercise of such Option or Right (other than the six-month waiting period described in the final sentence of subsection (a) above) beginning on the date on which a Change in Control has occurred.

12. Process of Exercising Options and Rights

(a)
Options or Rights shall be exercised by delivering or mailing to the Committee: (1) in the form and in the manner prescribed by the Committee, a notice specifying the number of Shares to be purchased or the number of Shares with respect to which a Right shall be exercised, and (2) if an Option is exercised, payment in full of the Option price for the Shares so purchased by a method described in Section 17 hereof.

(b)
Subject to Section 16(a) hereof, upon receipt of the notice of exercise and payment of the Option price in the case of an Option, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares to which he is entitled, without charge to him for issue or transfer tax.

(c)
Upon the purchase of Shares under an Option or Right, the stock certificate or certificates may, at the request of the purchaser or recipient, be issued in his name and the name of another person as joint tenants with right of survivorship.

13. Exercise of Options or Rights After Termination of Employment

(a)
The Committee may provide in the Agreement that the Option and/or Right shall cease to be exercisable after the Grantee's employment with the Company and its Subsidiaries (if any) terminates. The Committee also may provide in the Agreement that the Option and/or Right shall continue to be exercisable for a specified period (but not after such period) after the Grantee's employment with the Company and its Subsidiaries (if any) terminates. The period during which the Option and/or Right shall remain exercisable may vary according to the reason for the termination. In no event shall an Option and/or Right be exercisable after the expiration date specified in the Agreement.

(b)
An Incentive Stock Option shall be treated as a Nonqualified Stock Option if it is exercised more than 12 months after a termination of employment because of a Disability or more than three months after a termination of employment for any reason other than death or Disability.

(c)
The Committee may provide in the Agreement that the Option and/or Right shall become immediately exercisable in full upon the Grantee's termination of employment for specified reasons such as Disability or death; notwithstanding any provision of the Option and/or Right that provides for the exercise of the Option and/or Right in installments, except for the six-month waiting period described in the final sentence of Section 11(a). Any Option or Right that would have become immediately exercisable in full upon such a termination but for the application of such six-month waiting period shall become immediately exercisable in full upon the expiration of such six-month waiting period.

14. Performance Shares

The Committee may, from time to time, grant Performance Shares. A Performance Share shall entitle the Grantee to receive a payment as soon as practicable after a Payment Date (specified by the Committee at the time of the grant of the Performance Share) in an amount equal to the excess (if any) between (1) the Fair Market Value of a Share on the Payment Date and (2) the Fair Market Value of a Share on the date the Performance Share is granted. Unless the Committee provides otherwise at the time of grant, a Grantee may receive payment only if the Grantee remains continuously employed with the Company or a Subsidiary until such Payment Date. Payment may be made in cash, Shares or in both cash and Shares, as determined by the Committee in its sole discretion at any time prior to the Payment Date. A Performance Share does not confer the right to vote or the right to receive dividends. At the time of the grant of the Performance Share, the Committee may establish such terms, limitations and restrictions as it deems advisable, including providing for the acceleration of the Payment Date upon the occurrence of certain events.

15. Stock-Based Awards

The Committee may, from time to time, grant Awards under the Plan that consist of, are denominated in or payable in, are valued in whole or in part by reference to, or otherwise are based on or related to, Shares, provided that such grants comply with applicable law. The Committee may subject such Awards to such vesting or earn-out provisions, restrictions on transfer, and/or other restrictions on incidents of ownership as the Committee may determine, provided that such restrictions are not inconsistent with the terms of the Plan. The Committee may grant Awards under this Section 15 that require no payment of consideration by the Grantee (other than services previously rendered or, as may be permitted by applicable law, services to be rendered), either on the date of grant or the date any restriction(s) thereon are removed. Awards granted under this Section 15 may include, by way of example, restricted Shares, performance bonus awards, and other Awards that are payable in cash, or that are payable in cash or Shares or other property (at the election of the Committee or, if the Committee so provides, at the election of the Grantee), provided that such Awards are denominated in Shares, valued in whole or in part by reference to Shares, or otherwise based on or related to Shares.

16. Conditions on Awards

(a)
The grant or exercise of an Award and the distribution of Shares or cash under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such grant, exercise or distribution (1) to satisfy withholding tax or other withholding liabilities, (2) to effect the listing, registration or qualification on any securities exchange, on any quotation system, or under any federal, state or local law, of any Shares otherwise deliverable in connection with such grant, exercise or distribution, or (3) to obtain the consent or approval of any regulatory body, then in any such event such grant, exercise or distribution shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent or approval, the Company shall act with all reasonable diligence. Any such postponement or limitation affecting the right to exercise an Award or the grant or distribution of an Award, Shares or cash shall not extend the time within which the Award may be granted or exercised or the Shares or cash distributed, unless the Company and the Grantee choose to amend the terms of the Award to provide for such an extension; and neither the Company nor any of its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary by reason of any such postponement or limitation.

(b)	All Awards granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution, and an Award may be exercised during the lifetime of the Grantee only by him.

17. Payment for Award

Any exercise or purchase price of an Award may be payable, at the discretion of the Committee, by any one or a combination of the following methods: (1) by money order, cashier's check or certified check; (2) by having the Company withhold Shares otherwise deliverable to the Grantee or by the tender of other Shares to the Company; or (3) unless the Committee expressly provides otherwise (at the time of grant in the case of Incentive Stock Option or at any time prior to exercise or purchase in the case of any other Award) by cash payment made by the Grantee's broker pursuant to the Grantee's instructions (and, if so instructed by the Grantee, cash payment by the Grantee's broker of the amount of any taxes to be withheld in connection with the exercise), accompanied by the Grantee's irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee's account; provided that, in the case of any director or officer (within the meaning of Section 16 of the 1934 Act) of the Company, such exercise would not subject the Grantee to short-swing profit recovery provision of Section 16(b) of the 1934 Act. Shares tendered in satisfaction of the exercise price or purchase price shall be valued at their Fair Market Value on the date of tender. The Committee shall determine acceptable methods for tendering Shares to exercise an Award under the Plan, and may impose such limitations and prohibitions on the use of Shares to exercise Awards as it deems appropriate. The date of exercise of an Award shall be deemed to be the date on which the notice of exercise and payment of the exercise price or purchase price are received by the Committee or, if such notice of exercise and payment are mailed in the United States and the United States Postal Service has stamped its postmark thereon, then on the date of such postmark.

19. Tax Withholding

(a)
The Company shall have the right to collect an amount sufficient to satisfy any federal, state and/or local withholding tax requirements that might apply with respect to any Award (including, without limitation, the exercise of an Option or Right, the disposition of Shares, or the grant or distribution of Shares or cash) in the manner specified in subsection (b) or (c) below. Alternatively, a Grantee may elect to satisfy any such withholding tax requirements in the manner specified in subsection (d) or (e) below to the extent permitted therein.

(b)	The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such withholding tax requirements.

(c)
The Company and any Subsidiary also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

(d)
If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any withholding tax obligation satisfied by (i) having the Company withhold Shares otherwise deliverable to the Grantee with respect to the Award, or (ii) delivering other Shares to the Company; provided that, to the extent necessary for a director or an officer (within the meaning of Section 16 of the 1934 Act) of the Company to obtain exemption from the short-swing profit recovery provisions of Section 16(b) of the 1934 Act, any such election either (i) shall be made by an irrevocable election made at least six months before the date on which the amount of the tax to be withheld is determined or (ii) is subject to the following conditions: (A) the Company shall have been subject to the reporting requirements of Section 13(a) of the 1934 Act for at least one year prior to the election and shall have filed all reports required to be filed under Section 13(a) during such period, (B) the Company shall have regularly released for publication quarterly and annual summary statements of sales and earnings, (C) the Committee, which shall have sole discretion to approve or disapprove such election, approves the election after the election is made, (D) the election occurs during (or in advance to take effect during) one of the window periods described in clause (c)(3) of Rule 16b-3 and (E) the election does not occur prior to the expiration of a six-month period after the date of the grant of the Award or, if later, stockholder approval of the Plan as provided in Section 3(b).

(e)	If permitted by the Committee, a Grantee may elect to have any withholding tax obligation satisfied in the manner described in Section 17(3), to the extent permitted therein.

20. Fractional Shares

No fractional Shares shall be issued pursuant to the Plan or any Award. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

21. Shareholder Rights

(a)	No Award shall not confer upon a Grantee any rights of a Shareholder unless and until the Shares are actually issued to him.

(b)
Subject to any required action by the Company's Shareholders, if the Company shall be a party to any merger, consolidation or reorganization in which Shares are changed or exchanged, a Grantee holding an outstanding Award shall be entitled to receive, upon the exercise of such Award, the same consideration that a holder of the same number of Shares that are subject to the Award is entitled to receive pursuant to such merger, consolidation or reorganization.

22. Adjustment for Changes in Capitalization

In addition to the provisions of Section 20(b) above, in the event of (i) any change in the Shares through merger, consolidation, reorganization, recapitalization (ii) any dividend on the Shares that is payable in such Shares, or (iii) a stock split or a combination of Shares, then, in any such case, the aggregate number and type of Shares available for Awards, the number and type of Shares subject to outstanding Awards, the exercise price or purchase price per Share of each outstanding Award and the number of Shares with respect to which Awards may be granted to a Grantee within any three-year period, shall be adjusted by the Committee as it deems equitable in its sole and absolute discretion to prevent substantial dilution or enlargement of the rights of the Grantees, subject to any required action by the Shareholders of the Company; and provided that with respect to Incentive Stock Options, no such adjustment shall be required to the extent that such adjustment would cause such Options to violate Section 422(b) of the Code; and provided that no such adjustment shall be required to the extent that such adjustment would subject the Grantee to adverse tax consequences under Section 409A of the Code.

23. Termination, Suspension or Modification of Plan

The Board of Directors may at any time terminate, suspend or modify the Plan, except that the Board shall not, without the approval of the holders of a majority of the Company's outstanding Shares present in person or represented by proxy and entitled to vote at a meeting of the stockholders of the Company duly called for such purpose or by the written consent of the holders of a majority of the outstanding Shares entitled to vote, (a) change the class of persons eligible for Awards; (b) change the exercise price or purchase price of Awards (other than through adjustment for changes in capitalization as provided in Section 21 hereof); (c) increase the maximum duration of the Plan; (d) materially increase the benefits accruing to participants under the Plan; or (e) materially increase the number of securities that may be issued under the Plan. No termination, suspension, or modification of the Plan shall adversely affect any right acquired by any Grantee or by any Beneficiary, under the terms of any Award granted before the date of such termination, suspension or modification, unless such Grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with Section 21 hereof does not adversely affect any such right.

25. Application of Proceeds

The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

26. Unfunded Plan

The Plan shall be unfunded. Neither the Company nor any Subsidiary shall be required to segregate any assets that may be represented by any Awards, and neither the Company nor any Subsidiary nor the Board shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any Subsidiary to pay any Grantee or Beneficiary with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan and the applicable Agreement; no such obligation shall be deemed to be secured by any pledge of, or encumbrance on, any property of the Company or a Subsidiary.

27. General Provisions

The grant of an Award at any time shall not give the Grantee any right to similar grants at any other time or any right to be retained in the employ of the Company or its Subsidiaries.

28. Governing Law

The Plan shall be governed and its provisions construed, enforced and administered in accordance with the laws of the state of Illinois, except to the extent that such laws may be superseded by any federal law.

APPENDIX B
TELULAR CORPORATION
FOURTH AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR STOCK INCENTVE PLAN

1.  Purpose

The Telular Corporation Fourth Amended and Restated Non-Employee Director Stock Incentive Plan is intended to enhance and promote the interests of the Company and its shareholders by attracting and retaining non-employee directors of outstanding ability, increasing the identity of interests between the non-employee directors and the Company’s Shareholders, providing an incentive for the non-employee directors to perform in a superior manner, and rewarding such superior performance.

2.  Definitions

In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to refer to females as well as to males, any term used in the singular also shall refer to the plural, and the following capitalized terms shall have the following meanings:

(a)	“Agreement” means the written agreement to be entered into by the Company and the Grantee, as provided in Section 7, below.

(b)	“Award” means an Option or any award described in Section 12, below.

(c)
“Beneficiary” means the person or persons designated in writing by the Grantee as his beneficiary with respect to an Award in the event of the Grantee’s death; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee’s Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee’s rights in respect of an Award. In order to be effective, a Grantee’s designation of a Beneficiary must be on file with the Committee before the Grantee’s death. Any such designation may be revoked by the Grantee and a new designation substituted in its place at any time before the Grantee’s death.

(d)	“Board of Directors” or “Board” means the board of directors of the Company.

(e)	A “Change in Control” shall be deemed to occur when and if any of the following events occurs:

(1)
the Company acquires knowledge that any “person” or “group” within the meaning of Section 13(d) and 14(d)(2) of the 1934 Act in a transaction or series of transactions has become the “beneficial owner,” as defined in Rule 13d-3 under the 1934 Act, directly or indirectly, of a majority of the then-outstanding voting securities of the Company (not including voting securities held by officers or directors of the Company within the meaning of Section 16 of the 1934 Act), otherwise than through a transaction or series of transactions arranged by, or consummated with the prior approval of, the Board; or

(2)
the consummation of a merger or consolidation of the Company with, or a sale of all or substantially all of the assets of the Company to, another corporation unaffiliated with the Company that has been approved by the holders of a majority of the outstanding voting securities of the Company (not including any voting securities that are held by directors or officers of the Company within the meaning of Section 16 of the 1934 Act) and, after which merger, consolidation, or sale, the Shareholders of the Company immediately prior thereto do not beneficially own at least a majority of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of the corporation surviving such merger, consolidation, or sale to which all or substantially all such assets are transferred.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)
“Committee” means a committee, appointed or approved by the Board pursuant to Section 5(a), below, consisting of not less than two directors who are “disinterested persons” within the meaning of Rule 16b-3 under the 1934 Act (or any successor rule of similar import) or such greater number of directors as may be required to satisfy the requirements of Rule 16b-3 as in effect from time to time. Initially, and unless and until the Board acts to the contrary, the Committee shall be the Compensation Committee of the Board.

(h)	“Company” means Telular Corporation.

(i)	“Disability” means having a total and permanent disability as defined in Section 22(e)(3) of the Code.

(j)
“Fair Market Value” means, when used in connection with the Shares on a certain date, (1) the closing price if Shares are listed on NASDAQ or any national stock exchange or (2) if Shares are not listed, any other appropriate method that the Committee deems fair and equitable.  To the extent clause (2) applies, the Committee shall chose a valuation method that renders an Award exempt from Section 409A of the Code unless it expressly indicates that it intended for the Award to be subject to Section 409A of the Code.

(k)	“Grantee” means a person to whom an Award has been granted under the Plan.

(l)	“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m)	“Option” means an option to purchase a Share or Shares under the Plan.

(n)	“Plan” means the Telular Corporation First Amended and Restated Non-Employee Directors’ Stock Incentive Plan, as set forth herein and as amended from time to time.

(o)	“Shares” means shares of the common stock, par value $.01 per Share, of the Company.

(p)	“Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (or a successor provision of similar import).

(q)	“Term” means the period during which a particular Option may be exercised.

3.  Adoption and Duration of the Plan

(a)
The Plan is effective as of February 2, 2010, and shall terminate ten years after such effective date, unless it is sooner terminated in accordance with Section 19, below. Any Award outstanding at the time that the Plan is terminated shall not cease to be or cease to become exercisable pursuant to its terms because of the termination of the Plan.

(b)
The Plan shall be approved either (1) by the affirmative vote of the holders of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote at meeting of the stockholders of the Company duly called for such purpose or (2) by the written consent of the holders of a majority of the outstanding Shares entitled to vote.

4.  Number and Source of Shares Subject to the Plan

(a)
The Company may grant Awards under the Plan with respect to not more than 645,000 Shares (subject, however, to adjustment as provided in Section 18, below), which Shares may be provided from the Company’s treasury, by the issuance of authorized but unissued Shares, and/or by the purchase of outstanding Shares in the open market or in private transactions. The grant of an Award shall be deemed to be a grant of Shares equal to the greater of (1) the number of Shares on the basis of which the Award is calculated or (2) the number of Shares issued (if Shares are issued) or the number of Shares with a Fair Market Value at the time of distribution equal to the cash distributed (if cash is distributed).

(b)
If, and to the extent that, all or part of an Award previously granted is surrendered, lapses, expires, is forfeited, or is terminated, in whole or in part, in such manner that all or some of the Shares that are the subject of the Award are not issued to a Grantee (and cash or any other form of consideration is not paid in lieu thereof), then such Shares subject to the Award again shall become available for the granting of Awards under the Plan within the limitation stated in Section 4(a), above. Notwithstanding the foregoing, (1) if, while any Award is outstanding, the Grantee thereof receives any benefits of ownership of the Shares (such as the right to vote or receive dividends) or (2) if any Shares previously issued under the Plan are surrendered, or any Shares issuable under the Plan are withheld, in payment of the exercise price or purchase price of an Award or to satisfy tax withholding obligations associated with any Award, then in each such case such Shares shall not again be available for Awards under the Plan.

5.  Administration of the Plan

(a)	The Plan shall be administered by the Committee.

(b)
The Committee shall adopt such rules of procedure as it may deem appropriate for the proper administration of the Plan. All actions of the Committee under the Plan shall be effective if taken either by (1) a majority vote of the members then in office at a meeting duly called and held or (2) execution of a written instrument signed by all of the members then in office.

(c)
The powers of the Committee shall include plenary authority to interpret the Plan. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion, from time to time:

(1)	to select the members of the Board of Directors to whom Awards shall be granted;

(2)	to determine the date on which each Award shall be granted;

(3)	to prescribe the number of Shares subject to each Award;

(4)	to determine the type of each Award;

(5)	to determine the Term of each Award;

(6)	to determine the periods during which Awards may be exercised and the restrictions and limitations upon exercise of Awards or the receipt of Shares;

(7)	to prescribe any performance criteria pursuant to which Awards may be granted or may become exercisable;

(8)	to prescribe any limitations, restrictions, or conditions on any Award;

(9)	to prescribe the provisions of each Agreement, which shall not be inconsistent with the terms of the Plan;

(10)	to adopt, amend, and rescind rules and regulations relating to the Plan; and

(11)	to make all other determinations and take all other actions that are necessary or advisable for the implementation and administration of the Plan.

(d)	Any Award granted to a member of the Committee shall be approved by the Board, and no member of the Committee may approve the grant of an Award to himself.

6.  Individuals Eligible to Receive Awards

Awards may be granted under the Plan to members of the Board who are not employees of the Company or any Subsidiary. A Grantee may receive more than one Award. Except as provided in Section 5(d), above, all determinations by the Committee as to the individuals to whom Awards shall be granted under the Plan shall be conclusive.

7. Agreement

(a)
Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award or to which such Award corresponds, and the terms, conditions, and restrictions applicable thereto.

(b)	Appropriate officers of the Company are hereby authorized to execute and deliver Agreements in the name of the Company as directed from time to time by the Committee.

8. Stock Options

(a)
The Committee may authorize the grant of Options subject to the terms and conditions set forth in the Plan. No Option granted under the Plan shall be an incentive stock option within the meaning of Section 422(b) of the Code. Instead, all Options shall be nonqualified stock options. The Agreement relating to an Option shall state that the Option evidenced by the Agreement shall not be treated as an incentive stock option.

(b)
The Term of each Option shall end (unless the Option shall have terminated earlier under another provision of the Plan) on a date fixed by the Committee and set forth in the applicable Agreement. In no event shall the Term of the Option extend beyond ten years from the date of grant of the Option.

(c)
The Option price to be paid by the Grantee of each Share purchased upon the exercise of an Option shall be established by the Committee and set forth in the applicable Agreement. The Option price per Share of an Option may not be less than the par value of a Share.

9.  Exercise Provisions of Stock Options

(a)
The Committee shall have authority to grant (1) Options that are or may become exercisable in full at any time during their Term and (2) Options that become exercisable in installments during their Term. In exercising an Option, the Grantee may purchase less than all of the Shares available under the Option. No Option shall be exercisable within six months after the date of the grant of such Option (or, if later, within six months following the date of stockholder approval of the Plan as provided in Section 3(b)).

(b)
The Committee may provide in the Agreement that the Option becomes exercisable in full, notwithstanding the applicability of any limitation on the exercise of such Option (other than the six-month waiting period described in the final sentence of Section 9(a), above) beginning on the date on which a Change in Control has occurred.

(c)	The Committee may, in its sole discretion, suspend the exercise of any Option due to an impending, unusual or non-recurring event, including, but not limited to, the events described in Section 18.

10. Process of Exercising Stock Options

(a)
Options shall be exercised by delivering or mailing to the Committee: (1) in the form and in the manner prescribed by the Committee, a notice specifying the number of Shares to be purchased and (2) payment in full of the Option price for the Shares so purchased by a method described in Section 14, below.

(b)
Subject to Section 13(a), below, upon receipt of the notice of exercise and payment of the Option price, the Company shall promptly deliver to the Grantee (or Beneficiary) a certificate or certificates for the Shares to which he is entitled, without charge to him for issue or transfer tax.

(c)
Upon the purchase of Shares under an Option, the stock certificate or certificates may, at the request of the purchaser or recipient, be issued in his name and the name of another person as joint tenants with right of survivorship.

11. Exercise of Stock Options After Termination of Directorship

(a)
The Committee may provide in the Agreement that the Option shall cease to be exercisable after the Grantee no longer is a member of the Board. The Committee also may provide in the Agreement that the Option shall continue to be exercisable for a specified period (but not after such period) after the Grantee no longer is a member of the Board. The period during which the Option shall remain exercisable may vary according to the reason the Grantee ceases to be a member of the Board. In no event shall an Option be exercisable after the expiration date specified in the Agreement.

(b)
The Committee may provide in the Agreement that the Option shall become immediately exercisable in full upon the Grantee ceasing to be a member of the Board for specified reasons such as Disability or death; notwithstanding any provision of the Option that provides for the exercise of the Option in installments, except for the six-month waiting period described in the final sentence of Section 9(a), above. Any Option that would have become immediately exercisable in full upon such a termination but for the application of such six-month waiting period shall become immediately exercisable in full upon the expiration of such six-month waiting period.

12. Other Stock-Based Awards

(a)
The Committee may, from time to time, grant Awards under the Plan that consist of, are denominated in, payable in, are valued in whole or in part by reference to, or otherwise are based on or related to, Shares, provided that such grants comply with applicable law.

(b)
The Committee may subject Awards to such vesting or earn-out provisions, restrictions on transfer, and/or other restrictions on incidents of ownership as the Committee may determine, provided that such restrictions are not inconsistent with the terms of the Plan.

(c)
The Committee may grant Awards under this Section 12 that require no payment of consideration by the Grantee (other than services previously rendered), either on the date of grant or on the date any such restriction(s) are removed.

(d)
Awards granted under this Section 12 may include, by way of example, restricted Shares and other Awards that are payable in cash, or that are payable in cash or Shares or other property (at the election of the Committee or, if the Committee so provides, at the election of the Grantee), provided that such Awards are denominated in Shares, valued in whole or in part by reference to Shares, or otherwise based on or related to Shares.

13. Conditions on Awards

(a)
The grant or exercise of an Award and the distribution of Shares or cash under the Plan shall be subject to the condition that if at any time the Company shall determine (in accordance with the provisions of the following sentence) that it is necessary as a condition of, or in connection with, such grant, exercise, or distribution:

(1)	to satisfy withholding tax or other withholding liabilities,

(2)
to effect the listing, registration, or qualification on any securities exchange, on any quotation system, or under any federal, state, or local law, of any shares otherwise deliverable in connection with such grant, exercise, or distribution, or

(3)
to obtain the consent or approval of any regulatory body, then in any such event such grant, exercise, or distribution shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment. In seeking to effect or obtain any such withholding, listing, registration, qualification, consent, or approval, the Company shall act with all reasonable diligence and the Grantee shall supply the Company with such certificates, representations, and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such withholding, listing, registration, qualification, consent, or approval. Any such postponement or limitation affecting the right to exercise an Award or the grant or distribution of an Award, Shares, or cash shall not extend the time within which the Award may be granted or exercised or the Shares or cash distributed, unless the Company and the Grantee choose to amend the terms of the Award to provide for such an extension; and neither the Company nor any of its directors or officers shall have any obligation or liability to the Grantee or to a Beneficiary by reason of any such postponement or limitation.

(b)	All Awards granted under the Plan shall be nontransferable other than by will or by the laws of descent and distribution, and an Award may be exercised during the lifetime of the Grantee only by him.

(c)
If the Shares subject to an Award have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), as of the date an Award is exercised, the Committee may require, as a condition to the exercise of the Award, such representations or agreements as the Company may consider appropriate to avoid violation of the Securities Act and may require that certificates evidencing such shares bear an appropriate legend restricting transfer.

(d)
The Committee may at any time impose any limitations upon an Award that, in the Committee’s discretion, are necessary or desirable in order to avoid violations of Section 16(b) of the 1934 Act. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to suspend or reduce the period during which any Award may be exercised, the Committee may, in its discretion and without the Grantee’s consent, so suspend or reduce such period on not less than fifteen days’ written notice to the holders thereof.

14.  Payment for Award

Any exercise or purchase price of an Award may be payable, at the discretion of the Committee, by any one or a combination of the following methods, provided that such exercise would not subject the Grantee to short-swing profit recovery provisions of Section 16(b) of the 1934 Act:

(a)	by money order, cashier’s check, or certified check;

(b)	by having the Company withhold Shares otherwise deliverable to the Grantee or by the tender of other Shares to the Company; or

(c)
unless the Committee expressly provides otherwise (at any time prior to exercise or purchase) by cash payment made by the Grantee’s broker pursuant to the Grantee’s instructions (and, if so instructed by the Grantee, cash payment by the Grantee’s broker of the amount of any taxes to be withheld in connection with the exercise), accompanied by the Grantee’s irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to the broker for the Grantee’s account.  Shares tendered in satisfaction of the exercise price or purchase price shall be valued at their Fair Market Value on the date of tender. The Committee shall determine acceptable methods for tending Shares to exercise an Award under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Awards as it deems appropriate.  The date of exercise of an Award shall be deemed to be the date on which the notice of exercise and payment of the exercise price or purchase price are received by the Committee or, if such notice of exercise and payment are mailed in the United States and the United States Postal Service has stamped its postmark thereon, then on the date of such postmark.

15.  Tax Withholding

(a)
The Company shall have the right to collect an amount sufficient to satisfy any federal, state, and/or local withholding tax requirements that might apply with respect to any Award (including, without limitation, the exercise of an Option, the disposition of Shares, or the grant or distribution of Shares or cash) in the manner specified in Sections 15(b) or 15(c), below.  Alternatively, a Grantee may elect to satisfy any such withholding tax requirements in the manner specified in Sections 15(d) or 15(e), below, to the extent permitted therein.

(b)	The Company shall have the right to require Grantees to remit to the Company an amount sufficient to satisfy any such withholding tax requirements.

(c)
The Company and any Subsidiary also shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan) otherwise due to a Grantee any such taxes required to be withheld.

(d)
If the Committee in its sole discretion approves, a Grantee may irrevocably elect to have any withholding tax obligation satisfied by having the Company withhold Shares otherwise deliverable to the Grantee with respect to the Award or delivering other Shares to the Company; provided that, to the extent necessary to obtain exemption from the short-swing profit recovery provisions of Section 16(b) of the 1934 Act, any such election either:

(1)	shall be made by an irrevocable election made at least six months before the date on which the amount of the tax to be withheld is determined

OR

(2)	is subject to the following conditions:

(A)	the Company shall have been subject to the reporting requirements of Section 13(a) of the 1934 Act for at least one year prior to the election and shall have filed all reports required to be filed under Section 13(a) during such period,

(B)	the Company shall have regularly released for publication quarterly and annual summary statements of sales and earnings,

(C)	the Committee, which shall have sole discretion to approve or disapprove such election, approves the election after the election is made,

(D)	the election occurs during (or in advance to take effect during) one of the window periods described in clause (c)(3) of Rule 16b-3, and

(E)	the election does not occur prior to the expiration of a six-month period after the date of the grant of the Award or, if later, stockholder approval of the Plan as provided in Section 3(b).

(e)	If permitted by the Committee, a Grantee may elect to have any withholding tax obligation satisfied in the manner described in Section 14(c), to the extent permitted therein.

16.  Fractional Shares

No fractional Shares shall be issued pursuant to the Plan or any Award. The Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Shares, or whether fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

17. Shareholder Rights

(a)	No Award shall confer upon a Grantee any rights of a Shareholder unless and until the Shares are actually issued to him.

(b)
Subject to any required action by the Company’s Shareholders, if the Company shall be a party to any merger, consolidation, or reorganization in which Shares are changed or exchanged, a Grantee holding an outstanding Award shall be entitled to receive, upon the exercise of such Award, the same consideration that a holder of the same number of Shares that are subject to the Award is entitled to receive pursuant to such merger, consolidation, or reorganization.

18.  Adjustment for Changes in Capitalization

In addition to the provisions of Section 17(b), above, in the event of (1) any change in the Shares through merger, consolidation, reorganization, or recapitalization, (2) any dividend on the Shares that is payable in such Shares, or (3) a stock split or a combination of Shares, then in any such case, the aggregate number and type of Shares available for Awards, the number and type of Shares subject to outstanding Awards, the exercise price or purchase price per Share of each outstanding Award and the number of Shares with respect to which Awards may be granted to a Grantee within any three-year period, shall be adjusted by the Committee as it deems equitable in its sole and absolute discretion to prevent substantial dilution or enlargement of the rights of the Grantees, subject to any required action by the Shareholder of the Company; provided that no such adjustment shall be required to the extent that such adjustment would subject the Grantee to adverse tax consequences under Section 409A of the Code.

19.  Termination, Suspension, or Modification of Plan

The Board of Directors may at any time terminate, suspend, or modify the Plan, except that the Board shall not, without the approval of the holders of a majority of the Company’s outstanding Shares present in person or represented by proxy and entitled to vote at a meeting of the stockholders of the Company duly called for such purpose or by the written consent of the holders of a majority of the outstanding Shares entitled to vote:

(a)	change the class of persons eligible for Awards;

(b)	change the exercise price or purchase price of Awards (other than through adjustment for changes in capitalization as provided in Section 18, above);

(c)	increase the maximum duration of the Plan;

(d)	materially increase the benefits accruing to participants under the Plan; or

(e)
materially increase the number of securities that may be issued under the Plan. No termination, suspension, or modification of the Plan shall adversely affect any right acquired by any Grantee or by any Beneficiary, under the terms of any Award granted before the date of such termination, suspension, or modification, unless such Grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with Section 18, above, does not adversely affect any such right.

20.  Application Of Proceeds

The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

21.  Unfunded Plan

The Plan shall be unfunded.  Neither the Company nor any Subsidiary shall be required to segregate any assets that may be represented by any Awards, and neither the Company nor any Subsidiary nor the Board shall be deemed to be a trustee of any amounts to be paid under any Award. Any liability of the Company or any Subsidiary to pay any Grantee or Beneficiary with respect to an Award shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan and the applicable Agreement; no such obligation shall be deemed to be secured by any pledge of, or encumbrance on, any property of the Company or a Subsidiary.

22.  General Provisions

The grant of an Award at any time shall not give the Grantee any right to similar grants at any other time or any right to be retained in the employ of the Company or its Subsidiaries.

23.  Governing Law

The Plan shall be governed and its provisions construed, enforced and administrated in accordance with the laws of the state of Illinois, except to the extent that such laws may be superseded by any federal law.

REVOCABLE PROXY
Telular Corporation

ANNUAL MEETING OF SHAREHOLDERS
January 31, 2012

The undersigned hereby constitutes and appoints Joseph A. Beatty, with full power of substitution, for and on behalf of the undersigned to vote as a proxy, a director and permitted herein, at the 2012 Annual Meeting of Shareholders of the Company to be held in the Polywog Room of the Renaissance Vinoy located at 600 Snell Isle Blvd., St. Petersburg, FL 33704, on Tuesday, January 31, 2012 at 8:30 a.m. local time, and at any adjournment thereof, upon matters set forth in the Proxy Statement and, in his judgment and discretion, upon such other business as may properly come before the meeting.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 3, 4 and 5.

1. Election of six directors to serve until the next Annual Meeting of the Shareholders or until their successors have been duly elected and qualified.
Lawrence S. Barker, Joseph A. Beatty, Betsy J. Bernard,
Brian J. Clucas, Jeffrey Jacobowitz and M. Brian McCarthy

With-                      For All
For:                          hold:                        Except:

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. To approve the Third Amended and Restated 2008 Employee Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 400,000.
For:                       Against:                       Abstain:

3. To approve the Fourth Amended and Restated Non-Employee Director Stock Incentive Plan and to increase the number of shares of common stock reserved for issuance under the plan by 40,000.
For:                       Against:                       Abstain:

4. Advisory vote for the approval of compensation for the named executive officers of the Company.
For:                       Against:                       Abstain:

5. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2012.
For:                       Against:                       Abstain:

6. Such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED in accordance with management's recommendations.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
The above signed acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated December 20, 2011.
Please sign exactly as your name appears on this proxy.  When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.